UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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The Goodyear Tire & Rubber Company

(Name of Registrant as Specified In Its Charter)

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Notice of
2005 Annual Meeting of Shareholders
and
Proxy Statement
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001

DATE:	April 26, 2005

TIME:	9:00 A.M., Akron Time

PLACE:	Offices Of The Company Goodyear Theater 1201 East Market Street Akron, Ohio
YOUR VOTE IS IMPORTANT

Please vote. Most shareholders may vote by Internet or telephone as well as by mail.
Please refer to your proxy card or page 37 of the Proxy Statement for information on how to vote by Internet or telephone. If you choose to vote by mail, please complete, date and sign your proxy card and promptly return it in the enclosed envelope.

ROBERT J. KEEGAN
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER
AND PRESIDENT
March      , 2005
Dear Shareholders:
   You are cordially invited to attend Goodyear’s 2005 Annual Meeting of Shareholders, which will be held at the Goodyear Theater, 1201 East Market Street, Akron, Ohio, at 9:00 A.M., Akron Time, on Tuesday, April 26, 2005. During the meeting, we will discuss each item of business described in this Notice of Annual Meeting of Shareholders and Proxy Statement, and give a report on matters of current interest to our shareholders.
   This booklet includes the Notice of Annual Meeting as well as the Proxy Statement, which provides information about Goodyear and describes the business we will conduct at the meeting.
   We hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that you vote via the Internet, by telephone or by completing, dating, signing and promptly returning your proxy card. This will ensure that your shares will be represented at the meeting. If you attend and decide to vote in person, you may revoke your proxy. Remember, your vote is important!

Sincerely,

Robert J. Keegan
Chairman of the Board,
Chief Executive Officer
and President

THE GOODYEAR TIRE & RUBBER COMPANY
NOTICE OF THE
2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON April 26, 2005
To The Shareholders:
      The 2005 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation, will be held at the Goodyear Theater (in the Company’s Principal Office Complex), 1201 East Market Street, Akron, Ohio, on Tuesday, April 26, 2005 at 9:00 A.M., Akron Time, for the following purposes:

1.	To elect five directors, three to serve as Class I directors each for a term of three years, and two directors to serve as Class III directors for a one year term (Proxy Item 1); and

2.	To consider and vote upon an amendment to Goodyear’s Code of Regulations to permit Goodyear to notify shareholders of meetings by electronic or other means authorized by the shareholder (Proxy Item 2); and

3.	To consider and vote upon an amendment to Goodyear’s Code of Regulations to provide for the annual election of directors (Proxy Item 3); and

4.	To consider and vote upon a proposal to approve the adoption of the Goodyear 2005 Performance Plan (Proxy Item 4); and

5.	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for Goodyear for 2005 (Proxy Item 5); and

6.	To consider and vote upon a Shareholder Proposal (Proxy Item 6), if properly presented at the Annual Meeting; and

7.	To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.
      The Board of Directors fixed the close of business on March 4, 2005 as the record date for determining shareholders entitled to notice of, and to vote at, the 2005 Annual Meeting. Only holders of record of Goodyear Common Stock at the close of business March 4, 2005 will be entitled to vote at the 2005 Annual Meeting and adjournments, if any, thereof.
March      , 2005
By order of the Board of Directors:
C. Thomas Harvie, Secretary

Please complete, date and sign your Proxy and return it promptly in the enclosed envelope, or vote via the Internet or by telephone.

I

PROXY STATEMENT
The Goodyear Tire & Rubber Company

GENERAL INFORMATION
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear”, “Company” or “we” or “us”), to be voted at the annual meeting of shareholders to be held April 26, 2005 (the “Annual Meeting”), and at any adjournments thereof, for the purposes set forth in the accompanying notice.
      Goodyear’s executive offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is 330-796-2121.
      Our Annual Report to Shareholders for the year ended December 31, 2004 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related materials are first being sent to shareholders is March      , 2005.
      Shares Voting. Holders of shares of the Common Stock, without par value, of Goodyear (the “Common Stock”) at the close of business on March 4, 2005 (the “record date”) are entitled to notice of, and to vote the shares of Common Stock they hold on the record date at, the Annual Meeting. As of the close of business on the record date, there were 175,780,313 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.
      Quorum. In order for any business to be conducted, holders of at least a majority of shares entitled to vote must be represented at the meeting, either in person or by proxy.
      Adjourned Meeting. The holders of a majority of shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting. If the time and place of the adjourned meeting is announced at the time adjournment is taken, no other notice need be given.
      Vote Required. The affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for any management or shareholder proposal to be adopted at the Annual Meeting. In the election of directors, the five candidates receiving the most votes will be elected.
      Abstentions, “withheld” votes and “broker non-votes” do not affect the election of directors and have the same effect as votes against any proposal voted upon by shareholders.
      Cumulative Voting For Directors. In the voting for Class I directors, you have the right to vote cumulatively for candidates nominated prior to the voting. In voting cumulatively, you may (a) give one candidate the number of votes equal to three times the number of shares of Common Stock you are entitled to vote, or (b) distribute your votes among the three candidates as desired.
      Voting Of Proxy. Three Goodyear directors, Messrs. Boland, Keegan and Minter, have been designated as proxies to vote (or withhold from voting) shares of Common Stock in accordance with your instructions. You may give your instructions using the accompanying proxy card, via the Internet or by telephone.
      Your shares will be voted for the five nominees identified at page 7, unless your instructions are to withhold your vote from any one or more of the nominees or to vote cumulatively for one or more of the nominees for election as Class I director. The proxies may cumulatively vote your shares if they consider it appropriate, except to the extent you expressly withhold authority to cumulate votes as to a nominee.
      Your Board of Directors anticipates that all of the nominees named will be available for election. In the event an unexpected vacancy occurs, your proxy may be voted for the election of a new nominee designated by the Board of Directors.
      Proxies received and not revoked prior to the Annual Meeting will be voted in favor of the proposals of the Board of Directors to amend the Company’s Code of Regulations to permit the Company to notify shareholders of meetings by electronic or other means authorized by the shareholder (Proxy Item 2), to approve the adoption of the Goodyear 2005 Performance Plan (Proxy Item 4), to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for Goodyear for 2005 (Proxy Item 5), and against the shareholder proposal (Proxy Item 6), unless your instructions are otherwise. With respect to the proposal to amend the Company’s

Code of Regulations to provide for the annual election of directors (Proxy Item 3), proxies will be voted as instructed by the shareholder. Since the Board of Directors makes no recommendation regarding whether to vote for or against this amendment, if no direction is made no vote will be cast on this proposal.
   Voting Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the election of directors (Proxy Item 1), ratification of the selection of accounting firms (Proxy Item 5), and the proposed amendments to the Code of Regulations (Proxy Items 2 and 3) but do not have discretion to vote on non-routine matters, such as the approval of the 2005 Performance Plan (Proxy Item 4) and the shareholder proposal (Proxy Item 6). If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority (a broker non-vote). Broker non-votes will have no effect on the election of Directors, but will have the same effect as a vote against the other proposals.
   Confidentiality. Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for Goodyear to assert or defend claims, (c) in the case of a contested election of director(s), or (d) at your express request.
   Revocability Of Proxy. You may revoke or revise your proxy (whether given by mail, via the Internet or by telephone) by the delivery of a later proxy or by giving notice to Goodyear in writing or in open meeting. Your proxy revocation or revision will not affect any vote previously taken. If you hold your shares in “street name” please refer to the information forwarded by your broker, bank or nominee who is considered the shareholder of record for procedures on revoking or changing your proxy.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
    Goodyear is committed to having sound corporate governance principles. Having such principles is essential to running Goodyear’s business efficiently and to maintaining Goodyear’s integrity in the marketplace. Goodyear’s Corporate Governance Guidelines, Business Conduct Manual, Board of Directors and Executive Officers Conflicts of Interest Policy and charters for each of the Audit, Compensation, Corporate Responsibility, Finance, and Nominating and Board Governance Committees are available at http://www.goodyear.com/ investor/ governance.html. Please note, however, that information contained on the website is not incorporated by reference in, or considered to be a part of, this document. A copy of the committee charters and corporate governance policies may also be obtained upon request to the Goodyear Investor Relations Department.
Board Independence
   The Board has determined that each of the current directors, except the Chairman of the Board and Chief Executive Officer, is “independent” within the meaning of Goodyear’s director independence standards, which are based on the criteria established by the New York Stock Exchange and are attached to this proxy statement as Exhibit A. Furthermore, the Board has determined that each of the members of each of the Board committees is “independent” within the meaning of Goodyear’s director independence standards.
Board Structure and Committee Composition
   As of the date of this proxy statement, Goodyear’s Board has 11 directors classified into three classes and the following five committees: (1) Audit, (2) Compensation, (3) Corporate Responsibility, (4) Finance, and (5) Nominating and Board Governance. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on Goodyear’s website at http://www.goodyear.com/ investor/ governance.html. During the 2004 fiscal year, the Board held 8 meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are encouraged to attend annual meetings of Goodyear shareholders. Seven directors attended the last annual meeting of shareholders. As described on Goodyear’s website at http://www.goodyear.com/ investor/ contact brd.html, shareholders may communicate with the Board or any of the Directors (including, the Presiding Director or the Non-Management Directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual Directors on a periodic basis.

					Corporate				Nominating &
Name of Director	Audit		Compensation		Responsibility		Finance		Board Governance		Class

Non-Employee Directors
Susan E. Arnold					X		X		X		I
James C. Boland	X	*	X				X				III
John G. Breen	X		X	*			X				I
Gary D. Forsee	X		X		X						I
William J. Hudson, Jr	X		X				X	*			I
Steven A. Minter					X	*			X		III
Denise M. Morrison(1)			X						X		I
Rodney O’Neal							X		X	*	II
Shirley D. Peterson	X				X				X		II
Thomas H. Weidemeyer(2)					X				X		I
Employee Director
Robert J. Keegan											II
Number of Meetings in Fiscal 2004	12		4		2		3		4

X = Committee member; * = Chair; (1) Ms. Morrison has been a director since February 23, 2005. (2) Mr. Weidemeyer has been a director since December 9, 2004.

Audit Committee
   The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Goodyear’s financial statements, Goodyear’s compliance with legal and regulatory requirements related to financial reporting, the independent accountants’ qualifications and independence and the performance of Goodyear’s internal auditors and independent accountants. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of Goodyear’s independent accountants; reviews and approves the scope of the annual audit plan; reviews and pre-approves all auditing services and permitted non-audit services (and related fees) to be performed by the independent accountants; oversees investigations into complaints concerning financial matters; and reviews policies and guidelines with respect to risk assessment and risk management, including Goodyear’s major financial risk exposures. The Audit Committee works closely with management as well as Goodyear’s independent accountants. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Goodyear for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Board has determined that each member of the Audit Committee meets the independence requirements of the New York Stock Exchange and each of Messrs. Boland, Breen, Forsee and Hudson is an audit committee financial expert. Mr. Boland serves on the audit committees of three other public companies. The Board has determined, however, that Mr. Boland’s simultaneous service on multiple audit committees does not impair his ability to serve effectively on the Company’s Audit Committee. The report of the Audit Committee is included herein on page 31.
Compensation Committee
   The Compensation Committee discharges the responsibility of the Board of Directors relating to compensation practices and plans for Goodyear’s directors, executive officers and other key personnel. Among other things, the Compensation Committee prepares a report on executive compensation for inclusion in the annual proxy statement; reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer; determines the compensation of the Chief Executive Officer; advises the Board of Directors regarding directors’ and officers’ compensation and management development and succession plans; and undertakes such other activities as may be delegated to it from time to time by the Board of Directors. The Compensation Committee also administers Goodyear’s 2002 Performance Plan, Performance Recognition Plan, and certain other compensation and benefit plans sponsored by Goodyear.
Committee on Corporate Responsibility
   The Committee on Corporate Responsibility reviews Goodyear’s legal compliance programs as well as its business conduct policies and practices and its policies and practices regarding its relationships with shareholders, employees, customers, governmental agencies and the general public. The Committee may also recommend appropriate new policies to the Board of Directors.
Finance Committee
   The Finance Committee consults with management and makes recommendations to the Board of Directors regarding Goodyear’s capital structure, dividend policy, tax strategies, compliance with terms in financing arrangements, risk management strategies, banking arrangements and lines of credit and pension plan funding. The Finance Committee also reviews and consults with management regarding policies with respect to interest rate and foreign exchange risk, liquidity management, counter party risk, derivative usage, credit ratings, and investor relations activities.
Nominating and Board Governance Committee
   The Nominating and Board Governance Committee identifies, evaluates and recommends to the Board of Directors candidates for election to the Board of Directors. The Committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Goodyear and undertakes such other activities as may be delegated to it from time to time by the Board of Directors. The Board has determined that each member of the Nominating and Board Governance Committee meets the independence requirements of the New York Stock Exchange.

Consideration of Director Nominees
   The policy of the Nominating and Board Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating such nominations, the Nominating and Board Governance Committee seeks to address the criteria described below under “Director Selection Guidelines” as well as any needs for particular expertise on the Board.
   Any shareholder desiring to submit a proposed candidate for consideration by the Nominating and Board Governance Committee should send the name of such proposed candidate, together with biographical data and background information concerning the candidate, to: The Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001.
Director Selection Guidelines
   The Board of Directors has approved Director Selection Guidelines that apply to prospective Board members. Under these criteria, members of the Board should have a reputation for high moral character, integrity and sound judgment, substantial business expertise, financial literacy, achievement in his or her chosen field, should have adequate time to devote to Goodyear, and should have the ability to effectively serve several years prior to retirement at age 70. A person’s particular expertise and ability to satisfy the independence standards of the New York Stock Exchange may also be evaluated. Each Director must have the ability to fully represent Goodyear’s diverse constituencies.
Identifying and Evaluating Nominees for Director
   The Nominating and Board Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee also retains third-party executive search firms to identify candidates. One nominee identified by the search firm, Mr. Weidemeyer, is proposed to be elected for the first time at the Annual Meeting. Ms. Morrison, who is also proposed to be elected for the first time, was identified through the professional contacts of a Goodyear executive.
   Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the Director Selection Guidelines described above. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Goodyear’s Director Selection Guidelines.
   The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be elected to the Board, and the Board makes its decision after considering the recommendation and report of the Committee.
Executive Sessions
   Non-management Directors meet regularly in executive sessions without management. An executive session is generally held in conjunction with each regularly scheduled Board meeting. Executive sessions are led by a “Presiding Director,” who is elected by the Board. Mr. John G. Breen currently serves as the Presiding Director.

DIRECTORS’ COMPENSATION
    Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, $17,500 per calendar quarter. The Presiding Director receives an additional $13,750 per calendar quarter. The chairperson of the Audit Committee receives an additional $3,750 per calendar quarter and the chairpersons of all other committees receive an additional $1,250 per calendar quarter. Any director who attends more than 24 board and committee meetings will receive $1,700 for each additional meeting attended ($1,000 if the meeting is attended by telephone). Travel and lodging expenses incurred in attending board and committee meetings are paid by Goodyear. A director who is also an officer or an employee of Goodyear or any of its subsidiaries does not receive additional compensation for his or her services as a director.
   Directors who are not current or former employees of Goodyear or its subsidiaries participate in the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”). The Directors’ Equity Plan is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of the Common Stock.
   Under the Directors’ Equity Plan, on the first business day of each calendar quarter each eligible director who has been a director for the entire preceding calendar quarter will have $17,500 accrued to his or her plan account. On April 13, 2004, individuals who had served as director since October 1, 2003 had an additional $20,000 accrued to their account pursuant to an April 13, 2004 amendment to the Directors’ Equity Plan. Amounts accrued are converted into units equivalent in value to shares of Common Stock at the fair market value of the Common Stock on the accrual date. The units will receive dividend equivalents at the same rate as the Common Stock, which dividends will also be converted into units in the same manner. The Directors’ Equity Plan also permits each participant to annually elect to have 25%, 50%, 75% or 100% of his or her retainer and meeting fees deferred and converted into share equivalents on substantially the same basis.
   A participating director is entitled to benefits under the Directors’ Equity Plan after leaving the Board of Directors unless the Board of Directors elects to deny or reduce benefits. Benefits may not be denied or reduced if, prior to leaving the Board of Directors, the director either (i) attained the age of 70 with at least five years of Board service or (ii) attained the age of 65 with at least ten years of Board service. The units will be converted to a dollar value at the price of the Common Stock on the later of the first business day of the seventh month following the month during which the participant ceases to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Such amount will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than ten installments beginning on the fifth business day following the aforesaid conversion from units to a dollar value. Amounts in Plan accounts will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten-year maturity on the conversion date.
   The units accrued to the accounts of the participating directors under the Directors’ Equity Plan at December 31, 2004 are set forth in the “Deferred Share Equivalent Units” column of the Beneficial Ownership of Directors and Management table on page 22.
   Goodyear also sponsors a Directors’ Charitable Award Program funded by life insurance policies owned by Goodyear on the lives of pairs of directors. Goodyear donates $1 million per director to one or more qualifying charitable organizations recommended by each director after both of the paired directors are deceased. Assuming current tax laws remain in effect, Goodyear will recover the cost of the program over time with the proceeds of the insurance policies purchased. Directors derive no financial benefit from the program.
ELECTION OF DIRECTORS
(Item 1 on your Proxy)
   The Board of Directors is classified into three classes of directors. At each annual meeting of shareholders, directors of one class are elected, on a rotating basis, to three year terms, to serve as the successors to the directors of the same class whose terms expire at that annual meeting. The terms of the current Class I Directors will expire at the Annual Meeting. The current terms of the Class III and Class II Directors will expire at the 2006 and 2007 annual meetings, respectively. In the event that the proposal to amend the Code of Regulations regarding the annual election of directors is approved by shareholders (see discussion at pages 12-13) then beginning at the 2006 annual meeting of shareholders all directors will be elected to one year terms.
   At the Annual Meeting, three persons are to be elected to serve as Class I Directors, each to a three year term and two persons are to be elected to serve as Class III Directors for a one year term. The Board of Directors has selected the following nominees recommended by the Nominating and Board Governance Committee for election to the Board of Directors:

Class I
Gary D. Forsee
Denise M. Morrison
Thomas H. Weidemeyer

Class III
John G. Breen
William J. Hudson, Jr.
   Information concerning the five nominees is set forth on the following pages.

NOMINEES FOR DIRECTOR — CLASS I, Three Year Terms Expiring in 2008*

GARY D. FORSEE
Chairman of the Board and Chief Executive Officer, Sprint Corp.
Mr. Forsee has served as Sprint Corp.’s Chief Executive Officer since March 19, 2003. Mr. Forsee has also served as Sprint’s Chairman of the Board of Directors since May 12, 2003. Prior to joining Sprint Mr. Forsee served as the Vice Chairman-Domestic Operations of BellSouth Corporation from December 2001 to February 2003, and held other managerial positions at BellSouth from September 1999 to December 2001. Prior to joining BellSouth, Mr. Forsee was President and Chief Executive Officer of Global One, a global telecommunications joint venture, from January 1998 to July 1999.
Age: 54
Director since: August 6, 2002

DENISE M. MORRISON
President Global Sales and Chief Customer Officer, Campbell Soup Company
Ms. Morrison has served as the President Global Sales and Chief Customer Officer of Campbell Soup Company since April 2003. Prior to joining Campbell Soup, Ms. Morrison served in various managerial positions at Kraft Foods, including as Executive Vice President/ General Manager of the Snacks Division from October 2001 to March 2003 and the Confections Division from January 2001 to September 2001. Ms. Morrison also served in various managerial positions at Nabisco Inc. from 1995 to 2000 and at Nestle USA from 1984 to 1995. Ms. Morrison is also a director of Ballard Power Systems Inc., a Canadian manufacturer of proton exchange membrane fuel cell products.
Age: 51
Director since: February 23, 2005

THOMAS H. WEIDEMEYER
Retired. Formerly Senior Vice President and Chief Operating Officer of United Parcel Service, Inc.
Until his retirement in December 2003, Mr. Weidemeyer served as Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., the world’s largest transportation company, since January 2001, and President of UPS Airlines since June 1994. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Mr. Weidemeyer became Manager of the Air Group and a member of the Management Committee that same year. In 1998 he was elected as a Director and he became Chief Operating Officer of United Parcel Service, Inc. in 2001. Mr. Weidemeyer is also a director of NRG Energy, Inc. and Waste Management, Inc.
Age: 57
Director since: December 9, 2004

NOMINEES FOR DIRECTOR — CLASS III, One Year Terms Expiring in 2006

JOHN G. BREEN
Retired. Formerly Chairman of the Board of The Sherwin-Williams Company, a manufacturer of paints, coatings and related products.
Mr. Breen was the Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company from January 15, 1979 to October 25, 1999, when he retired as Chief Executive Officer. He served as Chairman of the Board of The Sherwin-Williams Company until April 26, 2000, when he retired. He is a director of The Sherwin-Williams Company, Mead Westvaco Corporation, and The Stanley Works.
Age: 70
Director since: January 7, 1992

WILLIAM J. HUDSON, JR.
Retired. Formerly President and Chief Executive Officer and a Director of AMP, Incorporated, a global manufacturer of electrical and electronic components and assemblies.
Mr. Hudson was the President and Chief Executive Officer of AMP, Incorporated from January 1, 1993 to August 10, 1998. Mr. Hudson served as the Vice Chairman of AMP, Incorporated from August 10, 1998 to April 30, 1999. Mr. Hudson is a member of the Executive Committee of the United States Council for International Business.
Age: 70
Director since: November 7, 1995

CONTINUING DIRECTORS — CLASS III, Terms Expiring in 2006

JAMES C. BOLAND
Vice Chairman of Cavs/ Gund Arena Company
Mr. Boland was the President and Chief Executive Officer of Cavs/ Gund Arena Company (the Cleveland Cavaliers professional basketball team and Gund Arena) from 1998 to December 31, 2002, when he became Vice Chairman. Prior to his retirement from Ernst & Young in 1998, Mr. Boland served for 22 years as a partner of Ernst & Young in various roles including Vice Chairman and Regional Managing Partner, as well as a member of the firm’s Management Committee. Mr. Boland is a director of International Steel Group Inc., Invacare Corporation and The Sherwin-Williams Company.
Age: 65
Director since: December 18, 2002

STEVEN A. MINTER
Retired. Formerly President and Executive Director of The Cleveland Foundation, a community trust devoted to health, education, social services and civic and cultural affairs.
Mr. Minter was the President and Executive Director of The Cleveland Foundation, Cleveland, Ohio, from January 1, 1984 to June 30, 2003, when he retired. Since September 1, 2003, Mr. Minter has served as a part-time Executive-in-Residence at Cleveland State University. Mr. Minter is a director of KeyCorp.
Age: 66
Director since: February 12, 1985

CONTINUING DIRECTORS — CLASS II, Terms Expiring in 2007*

ROBERT J. KEEGAN
Chairman of the Board, Chief Executive Officer and President of Goodyear
Mr. Keegan joined Goodyear on October 1, 2000, and he was elected President and Chief Operating Officer and a Director of Goodyear on October 3, 2000 and President and Chief Executive Officer effective January 1, 2003. Mr. Keegan became Chairman of the Board effective July 1, 2003. Prior to joining Goodyear, Mr. Keegan was an Executive Vice President of Eastman Kodak Company. He held various marketing, financial and managerial posts at Eastman Kodak Company from 1972 through September 2000, except for a two year period beginning in 1995 when he was an Executive Vice President of Avery Dennison Corporation.
Age: 57
Director since: October 3, 2000

RODNEY O’NEAL
President and Chief Operating Officer, Delphi Corporation
Mr. O’Neal has served in various managerial positions at Delphi Corporation since 1999 and has served as the President and Chief Operating Officer since January 7, 2005, when he was also elected to Delphi’s Board of Directors. Mr. O’Neal also served in various managerial and engineering positions at General Motors Corporation from 1976 to 1999, including Vice President of General Motors and President of Delphi Interior Systems prior to Delphi’s separation from General Motors.
Age: 51
Director since: February 3, 2004

SHIRLEY D. PETERSON
Retired. Formerly partner in the law firm of Steptoe & Johnson LLP
Mrs. Peterson was President of Hood College from 1995-2000. From 1989 to 1993 she served in the U.S. Government, first appointed by the President as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of the Internal Revenue Service. She was also a partner in the law firm of Steptoe & Johnson LLP where she served a total of 22 years from 1969 to 1989 and from 1993 to 1994. Mrs. Peterson is also a director of AK Steel Corp., Champion Enterprises, Federal-Mogul Corp. and is an independent trustee for Scudder Mutual Funds.
Age: 63
Director since: April 13, 2004

As a result of her increased responsibilities at The Procter & Gamble Company, Ms. Susan E. Arnold, currently a Class I director, has declined to stand for reelection.

*	In the event that the proposal to amend Goodyear’s Code of Regulations to require the annual election of directors is approved by shareholders, the directors in Classes I and II have agreed to shorten their terms so that they expire at the 2006 Annual Meeting of Shareholders.

PROPOSED AMENDMENT TO CODE OF REGULATIONS TO PERMIT THE COMPANY TO NOTIFY
SHAREHOLDERS OF RECORD OF SHAREHOLDER MEETINGS BY ELECTRONIC OR OTHER MEANS
OF COMMUNICATION AUTHORIZED BY THE SHAREHOLDER
(Item 2 on your Proxy)
The Board of Directors is proposing that Section 3 of Article I of the Code of Regulations be amended to allow the Company to notify shareholders of the time, place and purposes of each meeting of shareholders by electronic or other means of communication authorized by the shareholders. A copy of Section 3 of Article I as proposed to be amended is attached as Exhibit B to this Proxy Statement.
Current Code of Regulations Requirements
   Section 3 of Article I of the Company’s Code of Regulations currently requires the Company to issue written notices to shareholders of record, by personal delivery or by mail, setting forth the time, place and purposes of each shareholder meeting. These provisions require written notices even if the shareholder has consented in advance to receive notices and other materials from the Company by e-mail or some other means of communication.
   The current requirements were consistent with Ohio law when the applicable provisions of the Code of Regulations were drafted. However, given recent developments in Ohio corporate law and advances in the area of electronic communication, including e-mail communication and use of the Internet, the Board of Directors believes that the written notice requirement is unduly restrictive and no longer justified if a shareholder authorizes an alternative means of communication.
Reason for and Effects of Proposed Amendment
   Ohio law now permits the Company to adopt alternative methods of providing to shareholders of record notices regarding the time, place and purposes of shareholder meetings, including by overnight courier or by any other means which is authorized by the shareholder to whom the notice is given. Accordingly, the proposed amendment to Section 3 of Article I of the Code of Regulations would allow the Company, if authorized by the shareholder in advance, to send notices of shareholder meetings to such shareholder by alternative means of communication, such as e-mail.
   Shareholders will not be compelled to receive such notices by e-mail or other electronic means; rather, such alternative means of communication may be used only if authorized in advance by the individual shareholder, as required by Ohio law. Ohio law further provides that shareholders must have the right to revoke any authorization that they have previously given, and the Company will accordingly be required to provide a mechanism for shareholders to revoke their authorizations. In addition, if a shareholder has authorized delivery by a means other than in writing and the Company has unsuccessfully attempted on two consecutive occasions to deliver the required notice to such shareholder by such authorized means at the address provided by the shareholder and has received notice that delivery was unsuccessful, the shareholder’s authorization will be deemed revoked under Ohio law. After such a revocation, the Company would begin again delivering notices of shareholder meetings by mail, personal delivery or overnight delivery to the shareholder’s record address, as required by Ohio law, until the shareholder authorizes some other form of communication.
   If shareholders authorize these optional methods of delivery of notices of shareholder meetings, the Company would be able to respond better to the needs and desires of its shareholders of record, would be able to provide notices of shareholder meetings to shareholders more quickly as compared with mail delivery, and would be able to take advantage of cost-savings that may result from the use of e-mail or other communications media instead of paper delivery.
   In addition, the proposed amendment to Section 3 of Article I of the Code of Regulations would allow the Company to use electronic delivery formats for shareholders who have chosen to receive proxy statements and annual reports to shareholders in electronic form, as currently permitted under the Federal securities laws. The Securities and Exchange Commission now allows companies to deliver their proxy statements and annual reports in electronic format, subject to certain conditions, if the shareholder has affirmatively approved such a delivery mechanism in advance. Accordingly, a shareholder who agrees to electronic delivery of proxy materials under the Federal securities laws would also be able to receive the notice of the meeting electronically, instead of by a separate mailing as currently required.
   Likewise, many shareholders who own the Company’s Common Shares in “street name” through a brokerage account can now elect to receive such notices electronically through mechanisms instituted by their brokerage firms. By allowing shareholders of record to receive such notices by electronic or other means of communications, the Company could offer shareholders of record the same level of service currently enjoyed by many “street name” shareholders.
   The Board of Directors believes that allowing the delivery of notices of shareholder meetings by electronic or other means, when approved by the shareholder, would improve the Company’s communications to such shareholder and benefit both the Company and the shareholder.
   Your Board of Directors recommends that shareholders vote FOR the proposal to amend Section 3 of Article I of the Code of Regulations.
PROPOSED AMENDMENT TO CODE OF REGULATIONS TO REQUIRE
ANNUAL ELECTION OF DIRECTORS
(Item 3 on your Proxy)
   The Board of Directors is submitting a proposal to shareholders for their determination as to whether or not the Company’s Code of Regulations should be amended to eliminate the classified structure of the Board and allow for the annual election of the directors.
   The Company’s Code of Regulations currently provides that (i) the Board of Directors be divided into three classes; (ii) one of the three classes shall stand for re-election each year; and (iii) each class of directors shall hold office for a three-year term.
   The Board of Directors has adopted a resolution approving the submission to shareholders of an amendment to Sections 1 and 2 of Article II of the Code of Regulations that would declassify the Board of Directors and provide for the annual election of all directors. The form of this amendment, called the “Annual Election Amendment,” is attached as Exhibit C. The Board of Directors makes no recommendation regarding whether to vote for or against the Annual Election Amendment.
   At the 2002 annual meeting of shareholders, a declassification proposal submitted by a shareholder received the favorable vote of approximately 74% of the shares voting and approximately 52% of the shares outstanding. A similar proposal in 2001 received the favorable vote of approximately 62% of the shares voting and approximately 40% of the shares outstanding. The Board reviewed the status of the classified board after each of these meetings, but determined that there were good reasons to maintain the classified structure. For example, the Board believes:

•	A classified board reduces a Company’s vulnerability to certain potentially abusive takeover tactics. Classified boards do provide greater shareholder protection in the event of a takeover attempt for less than fair value. They help ensure the necessary time and perspective to determine if the bid is adequate and fair, negotiate fairer value or seek more beneficial alternatives that maximize shareholder value.

•	Classified boards promote continuity and stability. Serving three year terms allows directors to gain a deeper knowledge of a Company’s business, and encourages directors to maintain a longer-term perspective on strategic matters.
   However, the Board is mindful a majority of the shares voting on the non-binding declassification proposals in 2001 and 2002 voted in favor of those proposals. In addition, the Board acknowledges that there are valid arguments against classified boards. For example, opponents of classified boards often make the following arguments:

•	Annual board elections foster accountability. Classified board opponents maintain that directors should be accountable to shareholders on an annual basis and that three year terms reduce accountability and promote insularity and entrenchment.

•	The anti-takeover effect of a classified board could have a negative impact on shareholder value. Because a classified board could increase the cost of an attempted hostile takeover, some transactions that would otherwise be in the interests of shareholders may be deterred.
   As a result of the prior shareholder votes as well as the differing views expressed on the matter, the Board has determined to submit a binding declassification proposal in the form of the Annual Election Amendment. If the Annual Election Amendment is approved by shareholders, then each director elected at this Annual Meeting will hold office for a one-year term until the 2006 Annual Meeting, subject to his or her earlier resignation, removal or death. In addition, the remaining directors will also stand for election at the 2006 Annual Meeting. For that reason, each of the Company’s directors not otherwise up for re-election at the 2006 Annual Meeting has agreed to shorten his or her existing term so that it concludes at the 2006 Annual Meeting, if the Annual Election Amendment is approved by shareholders. In addition, any director appointed by the Board of Directors to fill any newly created directorship or to fill a vacancy on the Board will hold office for a term ending at the next annual meeting. If the Annual Election Amendment is not approved by shareholders, the Board of Directors will remain classified, and the three Class I directors elected at the 2005 Annual Meeting will be elected for a three-year term expiring in 2008. All other directors will continue in office for their full three-year terms, subject to their earlier resignation, removal or death.
   The affirmative vote of at least a majority of the Company’s outstanding shares will be required for approval of the Annual Election Amendment. An abstention will have the same effect as a vote against the proposal.
   Your Board of Directors makes no recommendation to shareholders with respect to the vote on the proposal to amend Sections 1 and 2 of Article II of the Code of Regulations.
PROPOSAL TO APPROVE THE ADOPTION OF THE 2005 PERFORMANCE PLAN
(Item 4 on your Proxy)
   On February 23, 2005, the Board of Directors adopted, subject to shareholder approval, the 2005 Performance Plan of The Goodyear Tire & Rubber Company (the “Plan”). In general, the Plan empowers Goodyear to grant stock options and stock appreciation rights (“SARs”), and to make restricted stock grants, performance grants and other stock-based grants and awards, to executive officers and other employees of Goodyear and its subsidiaries.
   The Plan is designed to advance the interests of Goodyear and its shareholders by strengthening its ability to attract, retain and reward highly qualified executive officers and other employees, to motivate them to achieve business objectives established to promote Goodyear’s long term growth, profitability and success, and to encourage their ownership of Common Stock.
   The Plan is also designed to enable Goodyear to provide certain forms of performance based compensation to senior executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code provides that, subject to certain exceptions, Goodyear may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes performance based compensation meeting certain requirements from the $1 million limitation on tax deductibility. If the Plan is approved by shareholders, Goodyear expects that all stock options, stock appreciation rights and performance awards paid in accordance with the Plan, and certain grants of restricted stock and other stock-based grants made under the Plan, will be deductible as performance based compensation not subject to the $1 million limitation on deductibility.
   The Plan, if adopted, will replace the 2002 Performance Plan (the “2002 Plan”), which expires on April 15, 2005, except with respect to grants and awards then outstanding. The Compensation Committee and your Board of Directors believe it is in the best interests of Goodyear and its shareholders to adopt the Plan.
SUMMARY OF THE PLAN
   The principal features of the Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the Plan which is set forth at Exhibit D to this Proxy Statement.
   Plan Administration. The Plan will be administered by a committee (the “Committee”) of not less than three members of the Board of Directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code and as “non-employee directors” within the meaning of Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee will have the sole authority to, among other things:

•	Construe and interpret the Plan,

•	Make rules and regulations relating to the administration of the Plan,

•	Select participants, and

•	Establish the terms and conditions of grants and awards.
   The Compensation Committee of the Board of Directors will act as the Committee under the Plan.

   Eligibility. Any employee of Goodyear or any of its subsidiaries, including any officer of Goodyear, selected by the Committee is eligible to receive grants of stock options and stock appreciation rights under the Plan. Any officer of Goodyear and any other key employee of Goodyear or a subsidiary selected by the Committee is eligible to receive restricted stock, performance and other grants and awards under the Plan. The selection of participants and the nature and size of grants and awards will be wholly within the discretion of the Committee. It is anticipated that all officers of Goodyear will receive various grants under the Plan and approximately 1,000 other employees of Goodyear and its subsidiaries will participate in at least one feature of the Plan. A participant must be an employee of the Company or a subsidiary continuously from the date a grant is made through the date of payment or settlement thereof, unless otherwise provided by the Committee.
   Shares Subject to The Plan. A total of twelve million shares of Common Stock may be issued under the Plan. In addition, Shares of Common Stock issued under the Plan that are subsequently forfeited back to the Company or are canceled shall be available for issuance pursuant to a new grant or award.
   Adjustments. The maximum number of shares available for issuance under the Plan is subject to appropriate adjustments to reflect certain events, such as a stock dividend, stock split, reorganization, recapitalization or business combination. Similar adjustments may also be made to:

•	The maximum number of shares which may be subject to any type of grant or award or any outstanding grant or award, or awarded to any participant during any specified period.

•	The per share exercise price of any outstanding stock option or stock appreciation right and the number or value of any units which are the subject of any other outstanding grant or award.
   Term, Amendment and Termination. The Plan will remain in effect until April 26, 2008, unless sooner terminated by the Board of Directors. Termination will not affect grants and awards then outstanding. The Board of Directors may terminate or amend the Plan at any time without shareholder approval, unless such approval is necessary to comply with the Exchange Act, the Code or other applicable law. In any event, shareholder approval will be required to, among other things, amend the Plan to increase the maximum number of shares which may be issued pursuant to the Plan, reduce the minimum exercise price for stock options and stock appreciation rights, or change the Performance Measures (as defined below).
   Stock Options. The Plan will permit the Committee to grant stock options to officers and selected employees of Goodyear and its subsidiaries. No participant may receive stock options to purchase more than 500,000 shares of Common Stock in any calendar year. No more than ten million shares of Common Stock may be issued pursuant to non-qualified stock options. No more than five million shares may be issued pursuant to incentive stock options. The per share exercise price for any stock option shall not be less than 100% of the fair market value of a share of Common Stock at the date of grant. Fair market value is defined as the average of the high and low sale prices of the Common Stock on the New York Stock Exchange Composite Transactions tape on the relevant date. The Plan permits the Committee to establish the term (up to ten years) and exercise periods for each stock option and to require a period (at least six months) after grant before the stock option may be exercised.
   Incentive stock options, as defined in Code Section 422(b), may be granted under the Plan, each having a term of up to ten years from the date of grant. The amount of incentive stock options vesting in a particular year cannot exceed $100,000 per grantee, determined using the fair market value of the shares of Common Stock subject to such option or options on the date of grant.
   The Plan also permits the automatic grant of a replacement stock option for that number of shares of Common Stock tendered to, or withheld by, Goodyear in connection with the exercise of a stock option, at an exercise price equal to the fair market value of the Common Stock on the date the original option is exercised.
   The repricing of stock options and SARs at a lower exercise price, whether by cancellation or amendment of the original grant, is expressly prohibited by the Plan.
   Stock Appreciation Rights. SARs may be granted under the Plan in respect of up to 2.5 million shares of Common Stock in tandem with, in relation to or independent of any other grant under the Plan. Not more than two million shares of Common Stock may be issued in settlement of SARs. The maximum number of shares of Common Stock in respect of which SARs may be granted to any participant during any calendar year is 100,000.
   A SAR entitles the holder to receive an amount equal to all, or some portion (as determined by the Committee), of the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be paid in cash or in shares of Common Stock (at fair market value on the date of exercise), or a combination thereof, as determined by the Committee. The Committee may also determine that a SAR shall be automatically exercised on one or more specified dates.
   Restricted Stock. The Plan authorizes the granting of restricted stock to officers and other key employees of Goodyear and its subsidiaries. The Committee selects the grantees and determines the terms and conditions of each grant. The maximum number of shares which may be issued as restricted stock is 500,000. The maximum number of shares of restricted stock which may be issued to any participant during any calendar year is 100,000. No participant may receive a grant or award of restricted stock having a fair market value at the date of grant greater than $8 million in any calendar year.
   Restricted stock will be issued subject to a minimum restriction period of three years. During the restriction period, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and all or a portion of the shares will be forfeited if the recipient terminates employment for reasons other than as approved by the Committee. The Committee may also require that specified performance goals (as defined below) be attained during the restriction period. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period, the grantee shall be entitled to vote the shares and to receive dividends.
   Performance Grants and Awards. Under the Plan, officers and key employees of Goodyear and its subsidiaries may be granted the contingent right, expressed in units (which may be equivalent to a share of Common Stock or other monetary value), to receive payments in shares of Common Stock, cash or any combination thereof (“performance grants”) based upon performance over a specified period (“performance period”). At the time of grant, the Committee shall also establish one or more performance criteria (the “performance measure”) applicable to the performance grant and targets that must be attained relative to the performance measure (“performance goals”).
   The performance measure may be based on any of the following criteria, alone or in combination, as the Committee deems appropriate: (i) cumulative net income per share; (ii) cumulative net income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense during the performance period); (x) operating income before depreciation and amortization; and (xi) return on invested capital.
   Cumulative net income and cumulative net income per share are determined based on net income for the applicable year or years as reported in the consolidated income statement(s) of Goodyear and its subsidiaries, adjusted to exclude (i) extraordinary items; (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effect of changes in accounting principles; (iv) the writedown of any asset; and (v) charges for restructuring and rationalization programs.
   Performance goals may include a minimum, maximum and target level of performance, with the amount of award based on the level attained. Performance measures may be expressed in terms of specific amounts or percentages or relative to a peer group. Performance goals and the performance measure(s) in respect of any grant shall not be changed when so provided in the grant agreement. The Committee may eliminate or decrease (but not increase) the amount of any award.
   The maximum number of shares of Common Stock which may be issued pursuant to performance grants is 3.75 million. No participant may be granted performance grants for more than 200,000 shares of Common Stock in respect of any performance period or during any calendar year. The maximum amount any participant may receive pursuant to performance grants during any calendar year shall not exceed $10 million, determined, if applicable, using the fair market value of the Common Stock (multiplied by the aggregate number of units of the performance grant awarded) on the last day of the performance period or on the date of the payment thereof, whichever is higher.
   Other Stock-Based Grants. The Plan permits other stock-based grants in shares of Common Stock, in Common Stock equivalents or in other stock-based units on such terms and conditions as the Committee determines. These grants may be made to officers and other key employees of Goodyear and its subsidiaries. The maximum number of shares of Common Stock which may be issued pursuant to other stock-based grants is 500,000. No participant shall receive more than 50,000 shares of Common Stock in settlement of stock-based grants during any calendar year. The maximum amount any participant may receive in stock-based awards during any calendar year shall not exceed $4 million.

   Transferability. Awards under the Plan will not be transferable other than by will or the laws of descent and distribution; except that the Committee may permit the transfer of (i) specific non-qualified stock option and SAR grants by gift to the employee’s spouse, children and grandchildren, or to a trust for the benefit of any one or more of them, or (ii) any grant or award pursuant to a qualified domestic relations order.
   Deferrals. The Committee may defer the payment of any grant or award, or permit participants to defer their receipt of payment, for such period or periods and on such terms and conditions as the Committee may specify. Deferrals may be in the form of Common Stock equivalents, which earn dividend equivalents, or in cash, which may earn interest at a rate or rates specified by the Committee.
   Change in Control. In the event of a change in control of Goodyear: (i) all stock options and SARs then outstanding under the Plan become fully exercisable; (ii) all terms and conditions of all restricted stock grants then outstanding are deemed satisfied; and (iii) all Performance Grants and other stock-based grants shall be deemed to have been fully earned.
   A change in control occurs if: (i) any person becomes a beneficial owner of 20 percent or more of the Common Stock outstanding; (ii) Goodyear’s shareholders approve a combination with another company under certain circumstances; (iii) Goodyear’s shareholders approve a plan of complete liquidation or an agreement to dispose of substantially all of its assets; or (iv) independent directors no longer constitute a majority of the Board of Directors. The payment of awards in the event of a change in control may have the incidental effect of increasing the net cost of that change, and, theoretically, could discourage a change in control or render it more difficult.
   Federal Income Tax Consequences. Based on the Code and existing regulations thereunder, the anticipated Federal income tax consequences of the several types of grants and awards under the Plan are as described below.
   Grant of Stock Options and SARs. An optionee will not recognize any taxable income at the time a Stock Option or SAR is granted and Goodyear will not be entitled to a Federal income tax deduction at that time.
   Exercise of Incentive Stock Options. No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. The excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the Federal “alternative minimum tax” at the date of exercise. If the optionee holds the shares of Common Stock purchased for two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and Goodyear will not be entitled to a Federal income tax deduction.
   If the shares of Common Stock are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise over the aggregate option exercise price and (ii) the excess of the amount realized upon disposition of such shares over the option exercise price. Goodyear will be entitled to a Federal Income tax deduction equal to that amount.
   Exercise of Non-Qualified Stock Options. Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price. Goodyear will be entitled to a Federal income tax deduction equal to that amount. The optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of a subsequent sale of the shares. The capital gain or loss will be short term or long term depending on the period of time the shares are held by the optionee following exercise.
   Exercise of Stock Appreciation Rights. Upon the exercise of a SAR, the holder will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired. Goodyear will be entitled to a Federal income tax deduction equal to that amount. The holder’s basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which he or she was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.
   Restricted Stock. A participant receiving a grant of restricted stock will not recognize income, and Goodyear will not be allowed a deduction, when restricted shares of Common Stock are granted, unless the participant makes the election described below. While the restrictions are in effect, a participant will recognize compensation income equal to the amount of the dividends received and Goodyear will be allowed a deduction in a like amount.
   When the restrictions on the shares of Common Stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid by the participant for the shares will be ordinary income to the participant. Goodyear will be entitled to a Federal income tax deduction equal to that amount. Upon disposition of the shares of Common Stock, the gain or loss recognized by the participant will be treated as a capital gain or loss. The capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions.
   If a Section 83(b) election is filed by the participant with the Internal Revenue Service within 30 days after the date of grant, then the participant will recognize ordinary income and the holding period will commence as of the date of grant. The amount of ordinary income recognized by the participant will equal the excess of the fair market value of the shares as of the date of grant over the amount paid by the participant for the shares of Common Stock. Goodyear will be entitled to a deduction in a like amount. If such election is made and a participant thereafter forfeits the restricted shares of Common Stock, no refund or deduction will be allowed for the amount previously included in such participant’s income. Dividends paid after a Section 83(b) election is filed by the participant are treated as dividend income and not as compensation income.
   Performance Grants. A participant receiving a performance grant will not recognize income, and Goodyear will not be allowed a deduction, at the time the grant is made. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant. Goodyear will be entitled to a Federal income tax deduction equal to that amount.
   Special Rules. To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of Common Stock, the tax consequences described above apply except that the number of shares of Common Stock received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the shares of Common Stock surrendered. If the shares of Common Stock surrendered had previously been acquired upon the exercise of an incentive stock option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares of Common Stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. If an optionee exercises an incentive stock option by tendering shares previously acquired on the exercise of an incentive stock option, a disqualifying disposition may occur and the optionee may recognize income and be subject to other basis allocation and holding period requirements.
   Withholding Taxes. No withholding taxes are payable in connection with the grant of any stock option or SAR or the exercise of an incentive stock option. However, withholding taxes must be paid at the time of exercise of any non-qualified stock option or SAR. Withholding taxes must also be paid in respect of any restricted stock when the restrictions thereon lapse. In respect of all other awards, withholding taxes must be paid whenever the participant recognizes income for tax purposes.
   Section 162(m) Limit. Goodyear believes that compensation paid under the Plan from time to time to certain executive officers attributable to stock options, stock appreciation rights and performance grants, and certain forms of restricted stock grants and stock-based grants, will be treated as qualified performance based compensation and will be deductible by Goodyear and not subject to the $1 million deduction limitation of Section 162(m) of the Code.
   Other Information. Future benefits under the Plan are not currently determinable. However, current benefits granted to executive officers and all other employees would not have been increased if they had been made under the proposed Plan. The 2004 Option/ SAR Grants Table at page 24 shows the awards that would have been made in 2004 if the Plan were in effect at that time with respect to stock options granted during 2004.

   Set forth in the table below is certain information regarding the number of shares of our Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at December 31, 2004.
EQUITY COMPENSATION PLAN INFORMATION

			Number of Shares
			Remaining Available for
	Number of Shares to be	Weighted Average	Future Issuance under
	Issued upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Shares
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by shareholders	25,834,292	$25.93	965,138	(1)
Equity compensation plans not approved by shareholders(2)(3)	3,136,748	$16.96	0

Total	28,971,040	$24.96	965,138

Notes:

(1)	Under Goodyear’s 1989 Performance and Equity Incentive Plan, 1997 Performance Incentive Plan and 2002 Performance Plan, performance units have been awarded for up to 351,972 shares of Common Stock in respect of performance periods ending on and after December 31, 2004. Each unit is equivalent to one share of Common Stock. In addition, up to 85,061 shares of Common Stock may be issued in respect of the deferred payout of awards made under Goodyear’s 1989 Performance and Equity Incentive Plan, the 1997 Performance Incentive Plan and the 2002 Performance Plan. The number of units indicated assumes the maximum possible payout that may be earned during the relevant deferral periods. The 1989 and 1997 Plans have expired except with respect to outstanding options and other grants. The 2002 Performance Plan expires on April 15, 2005.

(2)	Goodyear’s Stock Option Plan for Hourly Bargaining Unit Employees at Designated Locations provided for the issuance of up to 3.5 million shares of Common Stock upon the exercise of stock options granted to employees represented by the United Steelworkers of America at various manufacturing plants. No eligible employee received an option to purchase more than 200 shares of Common Stock. Options were granted on December 4, 2000 and September 3, 2001 to 19,983 eligible employees. Each option has a term of ten years and is subject to certain vesting requirements over two or three year periods. The options granted on December 4, 2000 have an exercise price of $17.68 per share. The options granted on September 3, 2001 have an exercise price of $25.03 per share. No additional options may be granted under this Plan, which expired September 30, 2001, except with respect to options then outstanding.

(3)	The Hourly and Salaried Employees Stock Option Plan provided for the issuance of up to 600,000 shares of Common Stock pursuant to stock options granted to selected hourly and non-executive salaried employees of Goodyear and its subsidiaries. Options in respect of 117,610 shares of Common Stock were granted on December 4, 2000, each having an exercise price of $17.68 per share and options in respect of 294,690 shares of Common Stock were granted on September 30, 2002, each having an exercise price of $8.82 per share. Each option granted has a ten year term and is subject to certain vesting requirements. The Plan expired on December 31, 2002, except with respect to options then outstanding.
   If the Plan is not approved by shareholders, Goodyear will consider other alternatives available with respect to performance based compensation.
The following resolution will be presented by your Board of Directors at the Annual Meeting:
      “RESOLVED, that the adoption of the 2005 Performance Plan of The Goodyear Tire & Rubber Company, the complete text of which is set forth at Exhibit D to the Proxy Statement of the Company for the Annual Meeting of Shareholders on April  26, 2005, be, and the same hereby is, approved.”
   Your Board of Directors recommends that shareholders vote FOR approval of the Plan (Proxy Item 4).

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Item 5 on your Proxy)
   The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as independent accountants to audit Goodyear’s consolidated financial statements for the fiscal year ending December 31, 2005. During fiscal year 2004, PwC served as Goodyear’s independent accountants and also provided certain tax and other audit related services. See “Principal Accountant Fees and Services” on page 30. Representatives of PwC are expected to attend the meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.
   The following resolution will be presented by your Board of Directors at the Annual Meeting:
      “RESOLVED, that the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2005 is hereby ratified.”
   In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting other independent accountants for 2005.
   Your Board of Directors recommends that shareholders vote FOR ratification (Proxy Item 5).
SHAREHOLDER PROPOSAL
(Item 6 on your Proxy)
The proposal set forth below has been submitted by a shareholder.

RESOLVED, shareholders recommend that our Corporation’s by-laws be amended by adding the following new Section:
“Section A.1. Executive Compensation. From the date of adoption of this section no officer of the Corporation shall receive annual compensation in excess of the limits established by the U.S. Internal Revenue Code for deductibility of employee remuneration, without approval by a vote of the majority of the stockholders within one year preceding the payment of such compensation. The only exception would be interference with un-removable contractual obligations prior to this proposal.
For purposes of the limit on executive compensation established by this Section, the Corporation may exclude compensation that qualifies either as “performance-based compensation” or as an “incentive stock option” within the meaning of the Internal Revenue Code only if:

(a)	in the case of performance-based compensation, the Corporation shall first have disclosed to stockholders the specific performance goals and standards adopted for any performance-based compensation plan, including any schedule of earned values under any long-term or annual incentive plan; and

(b)	in the case of incentive stock options, the Corporation shall record as an expense on its financial statements the fair value of any stock options granted.”
This proposal was submitted by William Steiner, 112 Abbottsford Gate, Piermont, NY 10968.

This proposal would require that our company not pay any executive compensation in excess of the amount the Internal Revenue Code permits to be deducted as an expense for federal income tax purposes, without first securing shareholder approval.

Currently, the Code provides that publicly held corporations generally may not deduct more than $1 million in annual compensation for any of the company’s five highest-paid executives. The Code provides an exception for certain kinds of “performance-based compensation.”

Under this proposal our company would be able to pay “performance-based compensation” in excess of the deductibility limit, so long as the company has disclosed to shareholders the performance goals and standards the Board has adopted under these plans. This proposal also provides an exception for incentive stock options, if the Board has recorded the expense of such options in its financial statements.

A proposal similar to this was submitted by Amanda Kahn-Kirby to MONY Group and received a 38% yes-vote as a more challenging binding proposal at the MONY 2003 annual meeting. The 38% yes-vote was more impressive because:

1) This was the first time this proposal was ever voted.

2) The proponent did not even solicit shareholder votes.

I think it’s reasonable to require our company to fully disclose to shareholders both the costs and the terms of its executive compensation plans, if the Board wishes to pay executives more than the amounts that are generally deductible under federal income taxes.

Subject Non-Deductible Executive Compensation to Shareholder Vote

Yes on 6
STATEMENT OF THE BOARD OF DIRECTORS
OPPOSING SHAREHOLDER PROPOSAL
    The Board believes that the rigid constraints included in the shareholder proposal will severely limit the Company’s ability to attract and retain talented executive officers who are critical to the success of the Company. The shareholder proposal would also make it more difficult for the Company to develop specific compensation programs that align compensation with the goals that the Board establishes for the Company.
   The Company’s compensation objectives are described in the Report of the Compensation Committee beginning on page 32 of this proxy statement. In summary, the Company’s executive compensation programs are designed so that a substantial percentage of each executive officer’s compensation is dependent upon corporate performance and appreciation in the value of the Company’s Common Stock. The Compensation Committee benchmarks the Company’s executive officer compensation against other companies of similar size. The Compensation Committee generally establishes salary guidelines at levels that approximate the median salary reflected by the benchmarking. A significant portion of the total compensation package of each executive officer is contingent upon the performance of Goodyear. For example, the annual bonuses granted under the Company’s Performance Recognition Plan are dependent upon the achievement of certain target levels of cash flow and earnings before income tax and are designed to represent approximately 41% of annual cash compensation. In addition, long term performance-based compensation is designed to represent approximately 59% of the total annual compensation of each executive officer if target payouts are achieved.
   The proposal purports to track the requirements of Section 162(m) of the Internal Revenue Code, but in fact, if implemented the proposal would impose restrictions beyond those required by that provision. For example, the proposal appears to require that shareholders preapprove specific target levels under the performance goal. Disclosure of such target levels (a) could cause the Company to suffer competitive harm and (b) raise implications under the securities laws since such targets could be considered forward-looking projections of company performance.
   The shareholder proposal would require the Compensation Committee to impose a number of strict rules and prohibitions governing nearly all forms of compensation for executive officers. This “one-size-fits-all” approach to compensation denies the Board and the Compensation Committee the flexibility that they need to respond to changing industry, market and compensation trends, to tailor compensation packages to the specific goals of the Company, and to customize executive compensation programs to attract and retain the highly-qualified executives needed to succeed in a competitive world economy. In designing the Company’s compensation programs, the Board and the Compensation Committee need to consider a variety of factors, including: the goals the Board has established for the Company; the corporate tax consequences of various compensation arrangements; prevailing pay rates; and competitive practices of comparable companies in the industries participated in by the Company in the United States and around the world. For the above reasons, the Board believes that the Company should retain the ability to structure compensation programs without being subject to the rigid preset conditions of the shareholder proposal.
   The Board also notes that the portion of the proposal seeking the expensing of incentive stock options has been rendered moot. Beginning July 1, 2005, guidelines issued by the Financial Accounting Standards Board will require the Company to expense all stock options at the fair value of the award on the grant date.

   Your Board of Directors recommends that shareholders vote AGAINST the adoption of the Shareholder Proposal (Proxy Item 6.)
OTHER BUSINESS
    Your Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.
   After the conclusion of the matters described above, shareholders will have an opportunity to ask appropriate questions regarding Goodyear and its operations.
   If any other matters properly come before the Annual Meeting, your proxy will be voted by Messrs. Boland, Keegan and Minter in such manner as they, in their discretion, deem appropriate.
BENEFICIAL OWNERSHIP OF COMMON STOCK
    The firms identified in the table below have reported that they beneficially owned at December 31, 2004 more than 5% of the outstanding shares of the Common Stock as follows:

	Shares of Common		Percent of Common
Name and Address	Stock Beneficially		Stock Outstanding
of Beneficial Owner	Owned		Beneficially Owned

Brandes Investment Partners, Inc. and related parties
11988 El Camino Real, Suite 500
San Diego, California 92130	33,021,221	(1)	18.8%
Appaloosa Partners Inc. and related parties
26 Main Street
Chatham, NJ 07928	13,098,700	(2)	7.5%
Notes:

(1)	Shared dispositive power in respect of 33,021,221 shares and shared voting power in respect of 26,521,914 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(2)	Shared dispositive power in respect of 13,098,700 shares and shared voting power in respect of 13,098,700 shares, as stated in a Schedule 13G filed with the Securities and Exchange Commission on January 24, 2005.
   In addition, The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, has indicated that at the record date it held                      shares, or approximately      % of the outstanding shares, of Common Stock, including                      shares, or approximately      % of the outstanding shares, of Common Stock held as the trustee of three employee savings plans sponsored by Goodyear and certain subsidiaries.
   On the record date, each director and nominee, each person named in the Summary Compensation Table on page 23, and all directors and executive officers as a group, beneficially owned the number of shares of Common Stock set forth in the Beneficial Ownership of Directors and Management table below.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT

	Beneficial Ownership at March 4, 2005 (1)

			Shares of
	Shares of		Common Stock	Shares of Common
	Common Stock		Held in Savings	Stock Subject to	Deferred Share
Name	Owned Directly (2)		Plan (3)	Exercisable Options (4)	Equivalent Units

Susan E. Arnold	-0-		-0-	-0-	11,292	(12)
James C. Boland	3,000		-0-	-0-	12,715	(12)
John G. Breen	5,200	(5)(6)	-0-	-0-	43,124	(12)
Gary D. Forsee	1,000		-0-	-0-	14,982	(12)
C. Thomas Harvie	9,150		1,077	167,675	-0-
William J. Hudson, Jr.	5,000		-0-	-0-	31,795	(12)
Robert J. Keegan	71,634	(7)	435	482,500	-0-
Richard J. Kramer	22,453	(8)	209	70,650	455	(13)
Steven A. Minter	1,580	(6)	-0-	-0-	23,565	(12)
Denise M. Morrison	-0-		-0-	-0-	-0-
Rodney O’Neal	-0-		-0-	-0-	4,700	(12)
Shirley D. Peterson	-0-		-0-	-0-	2,798	(12)
Jonathan D. Rich	1,000	(9)	2,864	40,550	23,405	(13)
Michael J. Roney	200	(10)	214	111,875	697	(13)
Thomas H. Weidemeyer	-0-		-0-	-0-	-0-
All directors, the Named Officers and all other executive officers as a group (31 persons)	188,978	(11)	20,619	1,562,953	180,931
Notes:

(1)	The number of shares indicated as beneficially owned by each of the directors and named executive officers, and the 1,772,550 shares of Common Stock indicated as beneficially owned by all directors and officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In each case, beneficial ownership is less than one percent of all outstanding shares of Common Stock.

(2)	Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

(3)	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees.

(4)	Shares which may be acquired upon the exercise of options which are exercisable prior to May 3, 2005 under Goodyear’s 2002 Performance Plan (the “2002 Plan”), Goodyear’s 1997 Performance Incentive Plan (the “1997 Plan”) and the 1989 Goodyear Performance and Equity Incentive Plan (the “1989 Plan”).

(5)	Includes 5,000 shares jointly owned by Mr. Breen and his spouse.

(6)	Includes 200 shares acquired pursuant to Goodyear’s 1994 Restricted Stock Award Plan for Non-employee Directors, which shares are subject to certain restrictions.

(7)	Includes 13,000 shares owned by his spouse.

(8)	Includes 10,000 shares acquired under the 2002 Plan and a Restricted Stock Purchase Agreement, which shares are subject to the Company’s repurchase option and certain restrictions on transfer.

(9)	Shares owned jointly by Mr. Rich and his spouse.

(10)	Shares owned jointly by Mr. Roney and his spouse.

(11)	Includes 161,883 shares owned of record and beneficially or owned beneficially through a nominee, and 27,095 shares held by or jointly with family members of certain directors and executive officers.

(12)	Deferred units, each equivalent to a hypothetical share of Common Stock, accrued to accounts of the director under Goodyear’s Outside Directors’ Equity Participation Plan, payable in cash following retirement from the Board of Directors. See “Directors’ Compensation” at page 6.

(13)	Units, each equivalent to a hypothetical share of Common Stock, deferred pursuant to performance awards earned under the 2002 Plan, 1997 Plan and the 1989 Plan and receivable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

EXECUTIVE OFFICER COMPENSATION
SUMMARY OF COMPENSATION
   The table below sets forth information regarding the compensation of the Chief Executive Officer of Goodyear and the persons who were, at December 31, 2004, the other four most highly compensated executive officers of Goodyear (the “Named Officers”) for services in all capacities to Goodyear and its subsidiaries during 2004, 2003 and 2002.
SUMMARY COMPENSATION TABLE

					Long Term Compensation

					Awards		Payouts
	Annual Compensation
						Securities
				Other		Underlying	Long Term	All
				Annual	Restricted	Options/	Incentive	Other
				Compen-	Stock	SARs	Plan	Compen-
			Bonus	sation	Award(s)	(Number	Payouts	sation
Name and Principal		Salary	(Dollars)	(Dollars)	(Dollars)	of	(Dollars)	(Dollars)
Position	Year	(Dollars)	(1)	(2)	(3)	Shares)	(4)	(5)

Robert J. Keegan	2004	$1,050,000	$2,600,000	—	—	261,548	$472,113	$1,000,000
Chairman of the Board,	2003	1,000,000	509,200	—	—	200,000	—	—
Chief Executive Officer	2002	840,000	—	—	—	140,000	—	5,100
and President(6)

Jonathan D. Rich	2004	420,000	680,000	—	—	52,000	55,080	500,000
President, North American	2003	345,000	63,476	—	—	45,000	—	—
Tire(7)	2002	223,333	131,770	—	—	25,000	—	5,100

C. Thomas Harvie	2004	431,000	560,000	—	—	49,087	157,371	200,000
Senior Vice President,	2003	415,000	175,000	—	—	42,700	—	—
General Counsel and	2002	415,000	102,537	—	—	32,000	—	6,655
Secretary

Richard J. Kramer	2004	378,750	587,704	—	—	47,861	78,686	500,000
Executive Vice President and	2003	300,000	50,496	—	—	41,600	—	—
Chief Financial Officer(8)	2002	289,583	251,216	—	$155,400	26,000	—	5,782

Michael J. Roney	2004	394,667	570,000	$132,665	—	48,000	157,371	664,152
President	2003	380,000	133,000	147,754	—	37,300	—	271,450
European Union Tire	2002	370,000	224,000	153,251	—	28,000	—	181,509
Notes to Summary Compensation Table:

(1)	Represents amounts awarded under the Performance Recognition Plan. Additional information regarding the amounts awarded to the Named Officers and other executive officers under the Performance Recognition Plan is contained in the Compensation Committee Report On Executive Compensation beginning at page 32. In addition, the amount reported for Mr. Kramer in 2002 includes an award of 15,000 shares of unrestricted stock on August 6, 2002 valued at $233,250.

(2)	These amounts represent reimbursements made to Mr. Roney for incremental taxes resulting from his foreign assignment.

(3)	Mr. Kramer purchased 10,000 shares of Common Stock for a purchase price of $.01 per share on August 6, 2002. Through August 6, 2005, the shares are subject to transfer and other restrictions and to Goodyear’s option to repurchase under specified circumstances at a price of $.01 per share. The dollar value reported ($155,400) represents the market value of the shares at the date of grant ($15.55 per share on August 6, 2002), less the purchase price. The restrictions and Goodyear’s option in respect of all 10,000 shares of Common Stock will lapse if Mr. Kramer continues to be a Goodyear employee through August 5, 2005. If Mr. Kramer ceases to be an employee prior to that date due to his death or disability, he will be entitled to receive 277 of the shares of Common Stock for each full month of service. Mr. Kramer receives all dividends, if any, paid on the shares of Common Stock. The value of the 10,000 shares of Common Stock (net of the purchase price) was $156,600 at December 31, 2004, based on a closing price on the New York Stock Exchange of $15.67 per share on that date. No other shares of restricted stock were granted, awarded or issued by Goodyear to any Named Officer during 2004, 2003 or 2002.

(4)	The payouts for 2004 relate to performance equity units granted on December 3, 2001 and August 6, 2002. Amounts earned were determined by the extent to which the performance goals related to the units were achieved during the three year performance period ended December 31, 2004. Payouts are to be made 50% in cash and 50% in shares of Common Stock. The performance measure for 50% of each unit was based on Goodyear’s average annual return on invested capital and the other 50% was based on Goodyear’s total shareholder return relative to a peer group consisting of the firms included in the S&P Auto Parts & Equipment Index. Payouts ranging from 0% to 150% of the units granted could have been earned. Amounts earned were determined based on Goodyear’s average annual total shareholder return (potential payouts ranged from 30% of the units if the total shareholder return equaled or exceeded the 30th percentile of the peer group to 75% of the units if Goodyear’s total shareholder return during the relevant performance period equaled or exceeded the 75th percentile of the peer group) and its return on the invested capital (with potential payouts ranging from 35% of the units if a 7.6% average annual return were achieved to 75% of the units if a 13.6% average annual return were achieved) during the performance period. As a result of the achievement of the target levels during the performance period, each participant earned 89.64% of the units granted. The value of each unit, $14.63, is based on the average of the high and low sale price of the Common Stock on December 31, 2004.

(5)	All Other Compensation for each Named Officer in 2004 consists of the guaranteed payout related to grants to the Named Officers under the Executive Performance Plan (the “EP Plan”). This payout will only be made if the Named Officer remains an employee of Goodyear through December 31, 2006. Additional information on grants made under the EP Plan is contained in the Long Term Incentive Plan Awards Table at page 26. In addition, with respect to Mr. Roney, all other compensation includes payments generally applicable to employees temporarily assigned outside their home countries in an amount aggregating $264,152. This amount includes a foreign housing allowance, tuition for foreign schooling and a foreign service premium payment.

(6)	Mr. Keegan became a Goodyear employee on October 1, 2000 and served as President and Chief Operating Officer from October 3, 2000 until he was elected the President and Chief Executive Officer effective January 1, 2003. Mr. Keegan became Chairman of the Board effective June 30, 2003.

(7)	Mr. Rich has served as President of North American Tire since December of 2002. He previously served as President of Chemical Products.

(8)	Mr. Kramer has served as Executive Vice President and Chief Financial Officer since June of 2004. He previously served as Vice President-Corporate Finance from March 2000 to July 2002, Vice President, Finance-North American Tire from July 2002 to August 2003 and Senior Vice President, Strategic Planning and Restructuring from September 2003 to June 2004.
OPTION/ SAR GRANTS IN 2004
   The table below shows all grants of stock options and SARs during 2004 to the Named Officers. Ordinarily, Stock Options and SARs are granted annually in December of each year.
OPTION/ SAR GRANTS IN 2004

	Individual Grants
					Potential Realizable Value
	Number of Securities	% of Total			at Assumed Annual Rates of
	Underlying	Options/	Exercise		Stock Price Appreciation for
	Options/SARs	SARs	or		Option Term
	Granted	Granted to	Base Price		(Dollars)(3)
	(Number of	Employees	(Dollars per	Expiration
Name	Shares)(1)	in 2004	Share)(2)	Date	5%	10%

Robert J. Keegan	233,000	5.6%	$12.54	12-9-14	$1,838,370	$4,657,670
	28,548	.7	10.91	12-3-12	507,298	807,908
Jonathan D. Rich	52,000	1.3	12.54	12-9-14	410,280	1,039,480
C. Thomas Harvie	43,000	1.0	12.54	12-9-14	339,270	859,570
	6,087	.2	12.27	12-3-12	121,679	193,749
Richard J. Kramer	45,000	1.1	12.54	12-9-14	355,050	899,550
	2,861	.1	12.21	12-3-12	56,905	90,608
Michael J. Roney	48,000	1.2	12.54	12-9-14	378,720	959,520

Notes to Option/ SAR Grants Table:

(1)	On December 9, 2004, stock options in respect of an aggregate of 4,031,135 shares of Common Stock were granted to 867 persons, including the Named Officers. In the case of each Named Officer, incentive stock options were granted on December 9, 2004 in respect of 7,800 shares. All other shares are the subject of non-qualified stock options. Each stock option will vest at the rate of 25% per annum. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until its expiration date, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option will become exercisable and remain exercisable for up to three years after the date of death of the optionee. Each option also includes the right to the automatic grant of a new option (a “reinvestment option”) for that number of shares tendered in the exercise of the original stock option. The reinvestment option will be granted on, and will have an exercise price equal to the fair market value of the Common Stock on, the date of the exercise of the original stock option and will be subject to the same terms and conditions as the original stock option except for the exercise price and the reinvestment option feature. The following reinvestment options were granted during 2004: Mr. Keegan, 28,548 shares on August 19, 2004; Mr. Harvie, 6,087 shares on November 18, 2004; and Mr. Kramer, 2,861 shares on November 23, 2004.

(2)	The exercise price of each stock option is equal to 100% of the per share fair market value of the Common Stock on the date granted. The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the market value on the date of exercise.

(3)	The dollar amounts shown reflect calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. No economic benefit to the optionees is possible without an increase in price of the Common Stock, which will benefit all shareholders commensurately.
OPTION/ SAR 2004 EXERCISES AND YEAR-END VALUES
   The table below sets forth certain information regarding option and SAR exercises during 2004, and the value of options/ SARs held at December 31, 2004, by the Named Officers.
AGGREGATED OPTION/ SAR EXERCISES IN 2004 AND
DECEMBER 31, 2004 OPTION/ SAR VALUES

			Number of Securities
			Underlying
			Unexercised		Value of Unexercised
	Shares		Options/SARs at		In-the-Money Options/SARs
	Acquired		December 31, 2004		at December 31, 2004
	on Exercise	Value	(Number of Shares)		(Dollars)(1)
	(Number of	Realized
Name	Shares)	(Dollars)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Keegan	35,000	$103,775	482,500	504,048	$627,700	$2,248,915
Jonathan D. Rich	-0-	-0-	40,550	101,850	172,313	459,178
C. Thomas Harvie	8,000	34,600	167,675	105,112	137,559	464,624
Richard J. Kramer	3,750	16,013	70,650	97,061	106,840	397,729
Michael J. Roney	-0-	-0-	116,875	96,225	167,281	415,444
Note to Option/ SAR Exercises and Year-End Values Table:

(1)	Determined using $14.66 per share, the closing price of the Common Stock on December 31, 2004, as reported on the New York Stock Exchange Composite Transactions tape.

LONG TERM INCENTIVE AWARDS
   The table below sets forth the long term incentive grants made in 2004 to the Named Officers, all of which were grants made under the Executive Performance Plan.
LONG-TERM INCENTIVE PLANS — AWARDS IN 2004

		Performance or
		Other Period	Estimated Future Pay-Outs Under
		Until	Non-Stock Price-Based Plans(2)
	Number of	Maturation or
Name	Units(1)	Pay-Out	Threshold	Target	Maximum

Robert J. Keegan	40,000	1/1/04-12/31/06	$1,000,000	$4,000,000	$8,000,000
	44,000	1/1/05-12/31/07	—	4,400,000	8,800,000
Jonathan D. Rich	10,000	1/1/04-12/31/06	500,000	1,000,000	2,000,000
	11,000	1/1/05-12/31/07	—	1,100,000	2,200,000
C. Thomas Harvie	8,000	1/1/04-12/31/06	200,000	800,000	1,600,000
	8,300	1/1/05-12/31/07	—	830,000	1,660,000
Richard J. Kramer	10,000	1/1/04-12/31/06	500,000	1,000,000	2,000,000
	10,700	1/1/05-12/31/07	—	1,070,000	2,140,000
Michael J. Roney	8,000	1/1/04-12/31/06	400,000	800,000	1,600,000
	10,000	1/1/05-12/31/07	—	1,000,000	2,000,000
Notes to Long-Term Incentive Plans Table:

(1)	Represents units granted under the Executive Performance Plan. Following the respective performance period, each unit will have a value of between $0 to $200 depending upon the level of achievement of the performance measures. The performance measure for 50% of each unit is based on a cumulative target level of net income over the performance period. The other 50% is based on a cumulative target level of total cash flow over the performance period.

(2)	The target amount represents the amount to be paid if the units are paid out at a value of $100 per unit. The maximum amount represents the amount to be paid if the units are paid out of a value of $200 per unit. With respect to the units with a performance period ending December 31, 2007, no award will be paid out if the minimum target levels of net income and cash flow are not achieved. With respect to the units with a performance period ending December 31, 2006, the threshold amount represents the amount guaranteed to be paid if the Named Officer remains in the continuous employ of the Company through the performance period.
OTHER COMPENSATION PLAN INFORMATION
Performance Recognition Plan
   Approximately 806 key employees, including all executive officers of Goodyear, will participate in the Performance Recognition Plan of Goodyear (the “Performance Plan”) for plan year 2005. On December 9, 2004, the Compensation Committee selected the participants, established their respective target bonuses, and, on February 22, 2005, approved the performance criteria and goals. Awards in respect of plan year 2005 will be made in 2006 based on each participant’s level of achievement of his or her goals, the Chief Executive Officer’s (or, in the case of participants who are not officers, other officers’ of Goodyear) evaluation of the extent of the participant’s contribution to Goodyear, and the Committee’s determination of the amount available for payment to the relevant group of participants. Awards, if any, are generally paid in cash, although executive officers may elect to defer all or a portion of their award in the form of cash or stock units. If deferred in the form of stock units, the Company will match 20% of the amount deferred. The stock units are converted to shares of common stock and paid to the participant on the first business day of the third year following the end of the plan year under which the award was earned. Target bonuses under the Performance Plan have been established for calendar year 2005 as follows: Mr. Keegan, $1,500,000; Mr. Rich, $385,000; Mr. Harvie, $290,000; Mr. Kramer, $330,000; and Mr. Roney, $361,000 and all participants (806 persons as a group), approximately $27.8 million.
Executive Performance Plan
   On December 1, 2003, the Compensation Committee established the Executive Performance Plan (the “EP Plan”). The purpose of the EP Plan is to provide long-term incentive compensation opportunities to attract, retain and reward key personnel and to motivate key personnel to achieve business objectives. Upon the attainment of performance goals established by the Committee, participants will be eligible to receive a cash award at the end of the performance period subject to adjustment and approval by the Committee. Grants under the EP Plan have a three year performance period and payment on each unit may range between $0 and $200, depending upon the attainment of the performance criteria and assuming the recipient remains in the continuous employ of the Company through the performance period. The performance criteria for the performance period is based 50% on net income and 50% on total cash flow.
   In 2004, an aggregate of 326,100 units were granted to executive officers and key employees under the EP Plan. As a result of retention considerations,172,900 units granted under the EP Plan in 2004 are subject to a guaranteed minimum payout of between $25 and $50 per unit. These grants are payable in 2007 based on a performance period ending December 31, 2006. The remaining units granted do not have a guaranteed minimum payout and are payable in 2008 based on a performance period ending December 31, 2007.
Savings Plan
   Goodyear sponsors the Employee Savings Plan for Salaried Employees (the “Savings Plan”). An eligible employee, including officers, may contribute 1% to 50% of his or her compensation to the Savings Plan, subject to an annual contribution ceiling ($14,000 in 2005). Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually up to a specified amount ($4,000 in 2005). Contributions to the Savings Plan are not included in the current taxable income of the employee pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. Employee contributions are invested, at the direction of the participant, in any one or more of the nine available funds and/or in mutual funds under a self directed account.
   Prior to January 1, 2003, Goodyear matched at a 50% rate each dollar contributed by a participating employee up to a maximum of the lesser of (i) 6% of the participant’s annual compensation or (ii) legally imposed limits. Goodyear contributions were invested by the Savings Plan trustee in shares of Common Stock. Goodyear suspended the matching program effective January 1, 2003.
   Eligible employees hired after January 1, 2005 will not participate in the pension plan described below, but will receive company contributions to their Savings Plan accounts in an amount equal to 5% of compensation up to the Social Security wage base ($90,000 in 2005), plus 11.2% of compensation in excess of the wage base. The maximum company contribution for any individual in 2005 is $17,940.
Severance Plan
   The Goodyear Employee Severance Plan (the “Severance Plan”), adopted on February 14, 1989, provides that, if a full-time salaried employee of Goodyear or any of the domestic subsidiaries (who participates in the Salaried Pension Plan) with at least one year of service is involuntarily terminated (as defined in the Severance Plan) within two years following a change in control, the employee is entitled to severance pay, either in a lump sum or, at the employee’s election, on a regular salary payroll interval basis.
   The severance pay will equal the sum of (a) two weeks’ pay for each full year of service with Goodyear and its subsidiaries and (b) one month’s pay for each $12,000 of total annual compensation (the base salary rate in effect at the date of termination, plus all incentive compensation received during the twelve months prior to his or her separation). Severance pay may not exceed two times the employee’s total annual compensation.
   In addition, medical benefits and basic life insurance coverage will be provided to each employee on the same basis as in effect prior to his or her separation for a period of weeks equal to the number of weeks of severance pay. A change in control is deemed to occur upon the acquisition of 35% or more of the Common Stock by any “acquiring person” or any change in the composition of the Board of Directors of Goodyear with the effect that a majority of the directors are not “continuing directors.”
   If the Named Officers had been involuntarily terminated as of December 31, 2004 (following a change in control), the amount of severance pay due would have been: Mr. Keegan, $3,118,400; Mr. Rich, $966,952; Mr. Harvie, $1,212,000; Mr. Kramer, $970,992; and Mr. Roney, $1,070,000.
   The Company also follows general guidelines for providing severance benefits to executive officers of the Company whose employment terminates prior to retirement, and under appropriate circumstances. Executive officers eligible for such benefits typically receive a separation allowance based on individual circumstances, including length of service, in an amount generally equivalent to 6 to 18 months of base salary plus an amount based on the individual’s target bonus then in effect over an equivalent period. The separation allowance may be paid in a single lump sum or in installments. The Company may also provide limited outplacement and personal financial planning services to eligible executive officers following their termination.
Deferred Compensation Plan
   Goodyear’s Deferred Compensation Plan for Executives provides that an eligible employee may elect to defer all or a portion of his or her Performance Plan award and/or annual salary by making a timely deferral election. Several deferral period options are available. All amounts deferred earn amounts equivalent to the returns on one or more of five reference investment funds, as selected by the participant. The plan was amended in 2002 to eliminate a provision that required the automatic deferral of any cash compensation earned which, if paid as and when due, would not be deductible by Goodyear for federal income tax purposes by reason of Section 162(m) of the Code.
RETIREMENT BENEFITS
   Goodyear maintains a Salaried Pension Plan (the “Pension Plan”), a defined benefit plan qualified under the Code, in which many salaried employees, including most executive officers, hired prior to January 1, 2005 participate. The Pension Plan permits any eligible employee to make monthly optional contributions of 1% of the first $45,000 of compensation and 2% on compensation between $45,000 and $210,000 in 2005. The Code limits the maximum amount of earnings that may be used in calculating benefits under the Pension Plan, which limit is $210,000 for 2005. The Pension Plan provides benefits to participants who have at least five years of service upon any termination of employment. Under the Pension Plan, benefits payable to a participant who retires prior to age 65 are subject to a reduction for each full month of retirement before age 65.
   Goodyear also maintains a Supplementary Pension Plan (the “Supplementary Plan”), a non-qualified plan partially funded by a Rabbi Trust which provides additional retirement benefits to certain officers. The Supplementary Plan provides pension benefits to participants who have at least 30 years of service or have ten years of service and are age 55 or older. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction for each month of retirement before age 62.
   Participants may elect a lump sum payment of benefits under the Pension Plan and the Supplementary Plan (the “Pension Plans”) for benefits accrued prior to January 1, 2005, subject to the approval of the Company’s ERISA appeals committee in respect of benefits under the Supplementary Plan. For benefits accrued after January 1, 2005, a lump sum will be the default form of payment; however, these benefits cannot be distributed prior to six months after separation of service.
   The table below shows estimated annual benefits payable at selected earnings levels under the Pension Plans assuming retirement on July 1, 2005 at age 65 after selected periods of service. The amounts shown in the table include the estimated benefits provided under both the Pension Plan and the Supplementary Plan.
   The pension benefit amounts shown include the maximum benefits obtainable and assume payments are made on a five year certain and life annuity basis and are not subject to any deduction for social security or any other offsets. Pension benefits are based on the retiree’s highest average annual earnings, consisting of salary and cash payments under the Performance Recognition Plan, for any five calendar years out of the ten years immediately preceding his or her retirement (assuming full participation in the contributory feature of the Pension Plan).

   Earnings covered by the Pension Plans are substantially equivalent to the sum of the amounts set forth under the “Salary” and “Bonus” columns of the Summary Compensation Table on page 23. The years of credited service used to determine the amounts in the table for the Named Officers are: Mr. Keegan, 33 years; Mr. Rich, 4 years; Mr. Harvie, 29 years; Mr. Kramer, 4 years; and Mr. Roney, 23 years. As described below in “Employment Agreement,” Mr. Keegan’s years of credited service include his years of service with Eastman Kodak Company. Mr. Harvie’s years of credited service also include his years of service with his prior employer.
PENSION PLAN TABLE

5 Year Average	Estimated annual benefits upon retirement at July 1, 2005, for years of service indicated.
Annual
Remuneration	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$250,000	$50,355	$68,881	$87,158	$99,137	$111,170	$118,472
500,000	105,355	143,881	182,158	206,637	231,170	245,972
750,000	160,355	218,881	277,158	314,137	351,170	373,472
1,000,000	215,355	293,881	372,158	421,637	471,170	500,972
1,250,000	270,355	368,881	467,158	529,137	591,170	628,472
1,500,000	325,355	443,881	562,158	636,637	711,170	755,972
1,750,000	380,355	518,881	657,158	744,137	831,170	883,472
2,000,000	435,355	593,881	752,158	851,637	951,170	1,010,972
2,500,000	545,355	743,881	942,158	1,066,637	1,191,170	1,265,972
3,000,000	655,355	893,881	1,132,158	1,281,637	1,431,170	1,520,972
3,500,000	765,355	1,043,881	1,322,158	1,496,637	1,671,170	1,775,972
4,000,000	875,355	1,193,881	1,512,158	1,711,637	1,911,170	2,030,972
EMPLOYMENT AGREEMENT
      Mr. Keegan and Goodyear entered into an agreement, dated September 11, 2000, which provided, among other things, for the employment of Mr. Keegan as President and Chief Operating Officer.
      As contemplated by the agreement, on December 4, 2000, Mr. Keegan was granted stock options for 80,000 shares of Common Stock at an exercise price of $17.68 per share and on December 5, 2000 he was awarded performance unit grants for 12,000 units for the performance period ending December 31, 2001, for 24,000 units for the performance period ending December 31, 2002, and for 36,000 units for the performance period ending December 31, 2003.
      In accordance with the agreement and under the 1997 Plan, Mr. Keegan entered into a Restricted Stock Purchase Agreement dated October 3, 2000, pursuant to which he purchased 50,000 shares of the Common Stock for $.01 per share, which shares could not be transferred by Mr. Keegan prior to October 3, 2002 and were subject to a repurchase option whereby Goodyear could have repurchased all or a portion of such shares at $.01 per share through October 3, 2002 if Mr. Keegan ceased to be employed by Goodyear for any reason (other than his death or disability) prior to October 3, 2002. On October 3, 2002 Goodyear’s conditional repurchase option expired and all other restrictions on transfer lapsed.
      Mr. Keegan will also receive a total pension benefit equal to what he would have earned under the Pension Plans if his service with Goodyear were equal to the total of his service with Goodyear and Eastman Kodak Company. He also receives the same non-salary benefits generally made available to Goodyear executive officers.
      Mr. Keegan’s agreement was supplemented on February 3, 2004 to provide for the payment of severance compensation to Mr. Keegan upon the termination of his employment with Goodyear under the circumstances outlined in the supplemental agreement. If paid, the severance compensation would consist of (i) two times the sum of Mr. Keegan’s annual base salary and target bonus then in effect, plus (ii) the pro rata portion of Mr. Keegan’s target bonus for the then current fiscal year. In the event that severance compensation is paid to Mr. Keegan under the agreement, the agreement restricts Mr. Keegan from participating in any business that competes with Goodyear for a period of two years. The term of the supplemental agreement is from February 3, 2004 to February 28, 2009. If Mr. Keegan’s employment was terminated as of December 31, 2004 and the supplemental agreement was in effect at that time, the amount of severance due Mr. Keegan would have been

$6,000,000. This amount would not be payable if Mr. Keegan received benefits under the previously described Severance Plan.
OTHER MATTERS
      During 2004, Goodyear and its subsidiaries, in the ordinary course of their business and at competitive prices and terms, made sales to or purchases from, or engaged in other transactions with, corporations of which certain Goodyear non-employee directors are executive officers and/or directors. Goodyear does not consider the transactions to be material to its business and believes such transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires directors and officers to file reports of ownership and changes in ownership in Goodyear’s equity securities with the Securities and Exchange Commission, the New York Stock Exchange and Goodyear. Based solely on a review of the copies of Forms 3, 4 and 5 received, and on written representations from certain directors and officers that no updating Section 16(a) forms were required to be filed by them, Goodyear believes that no Goodyear director or officer filed a late report or failed to file a required report under Section 16(a) of the Exchange Act during or in respect of the year ended December 31, 2004.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
      The Audit Committee has appointed PricewaterhouseCoopers LLP as Goodyear’s independent accountants for the fiscal year ending December 31, 2005. Representatives of PricewaterhouseCoopers are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Fees Incurred by Goodyear for PricewaterhouseCoopers LLP
   The following table presents fees and expenses for audit services rendered by PricewaterhouseCoopers LLP for the audit of Goodyear’s annual Financial Statements for fiscal 2004 and 2003 and fees and expenses for other services rendered by PricewaterhouseCoopers LLP during these periods.

	2004	2003

Audit Fees and Expenses(1)	$	$11,352,000
Audit-Related Fees and Expenses(2)		2,228,000
Tax Fees and Expenses(3)		2,245,000
All Other Fees and Expenses(4)		1,835,000
Total	$	$17,660,000

(1)	Audit fees and expenses represents fees and expenses for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. For 2004, Audit Fees and Expenses includes fees and expenses for professional services provided in connection with the assessment of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees and expenses consists primarily of accounting consultations, employee benefit plan audits and services related to business acquisitions and divestitures.

(3)	Tax fees and expenses consists primarily of expatriate tax services, assistance in the preparation of international tax returns and consultations on various tax matters worldwide.

(4)	All other fees and expenses principally includes forensic accounting investigative services in 2004 and 2003.
   All audit, audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit, audit-related, tax services and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. Under the policy, the Audit Committee delegates pre-approval authority to the Chair of the

Committee. The Chair is to report any such pre-approval decisions to the Committee at its next scheduled meeting.
REPORT OF THE AUDIT COMMITTEE

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Committee Policies and Practices
   The Board of Directors of Goodyear (the “Board”) has delegated to the Compensation Committee of the Board (the “Committee”) primary responsibility for establishing and administering the compensation programs of Goodyear for its executive officers and other key personnel. In performing its duties, the Committee meets with the Chief Executive Officer to review compensation policy and specific levels of compensation paid to the executive officers and other key personnel, administers Goodyear’s plans for its executive officers and certain other key personnel and reports and makes recommendations to the Board regarding executive compensation policies and programs.
   The Committee annually reviews Goodyear’s executive compensation practices to determine whether Goodyear’s executive compensation practices (a) enable Goodyear to attract and retain qualified and experienced executive officers and other key personnel, (b) will motivate executive officers and other key personnel to attain appropriate short term and long term performance goals and to manage Goodyear for sustained long term growth, and (c) align the interests of executive officers and other key personnel with the interests of the shareholders.
   Goodyear provides compensation in the form of: (1) competitive salaries; (2) annual cash bonuses based on performance measured against specific goals; and (3) long term compensation in the form of Common Stock of Goodyear and/or cash pursuant to grants with multi-year performance periods and stock options granted at the fair market value of the Common Stock on the date of grant.
   Executive compensation programs are designed so that a substantial percentage of each executive officer’s compensation is dependent upon corporate performance and appreciation in the value of Common Stock.
   In addition, the Committee desires to encourage ownership of Common Stock by executive officers by providing forms of performance-based incentive compensation that give executive officers the opportunity to acquire shares of Common Stock.
   Section 162(m) of the Internal Revenue Code (the “Code”) provides that compensation paid to a public company’s chief executive officer and its four other highest paid executive officers in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. The Committee believes that awards under the 2002 Performance Plan qualify for full deductibility under Section 162(m). Compensation paid under the Executive Performance Plan and the Performance Recognition Plan does not qualify for the exception for performance-based compensation. At this time, based upon Goodyear’s current compensation structure, the Committee believes it is in the best interests of the Company and its shareholders for the Committee to retain flexibility in awarding incentive compensation under the Executive Performance Plan and the Performance Recognition Plan that do not qualify for the exception for performance-based compensation. The Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on the Company’s compensation programs.
Compensation of Executive Officers
   Salaries and Annual Bonus. The Committee met with the Chief Executive Officer to receive his recommendations regarding 2004 adjustments to the salary and annual bonus guidelines for each executive officer. The guidelines for each position were based primarily on market data from a number of surveys of the salary and annual bonus practices of other companies. The Committee generally sets salary and annual performance bonus guidelines at levels that approximate the median of the salary and bonus practices of the surveyed companies, determined using regression analysis based on revenue of the surveyed companies. In addition to the individual position data surveys, the Committee reviewed general surveys indicating past, present and projected salary and bonus structures and annual increases for executive positions.
   The Committee also considered the Chief Executive Officer’s recommendations, which were based in substantial part on the guidelines described above as well as on certain subjective factors, including his evaluation of the performance of each executive officer, Goodyear’s recent performance, retention considerations and general economic and competitive conditions.
   In 2004, salaries of the executive officers named in the Summary Compensation Table (the “Named Officers”) were an average of 17.9% lower than the median indicated by the guidelines and 9.6% higher than in 2003. The aggregate salaries paid to all executive officers during 2004 were 9.9% higher than in 2003. Salaries in 2004 averaged approximately 35% of total annual cash compensation paid to the Named Officers and 41% of total annual cash compensation paid to all executive officers.
   Pursuant to the Company’s Performance Recognition Plan (the “PRP Plan”) and based on the recommendations of the Chief Executive Officer, the Committee reviewed and adopted performance goals for plan year 2004 and established the target amount of the annual performance bonus for each executive officer. The goals for funding the 2004 payment pool were based 50% on operating cash flow targets and 50% on earnings before interest and taxes less finance charges (“EBIT”) targets for Goodyear and its business units. Funding of the payment pool could have ranged from zero to 200% of the target amounts depending on the operating cash flow and EBIT performance levels achieved.
   Payments to the individual participants from the payment pool could have ranged from zero to an amount significantly higher than the target amount depending on their individual performance. The target annual incentive compensation levels of all executive officers for 2004 (assuming payout at 100% of the target amount) were established to represent approximately 42% of total 2004 annual cash (salary and bonus) compensation, which was substantially the same proportion as the median level established by the aforesaid surveys.
   Under the PRP Plan, the aggregate payout pool earned was equal to approximately $46.3 million, or 180% of the target amount, based on the level of attainment of the EBIT and operating cash flow goals by the individual business units. After consideration of the particularly strong operating performance of a number of the business units, the Committee determined it would be appropriate to pay 189% of the target amount, or approximately $48.5 million. Payments made to participants in the Company’s various business units were based primarily on the financial performance of each respective business.
   The Named Officers have been awarded payouts at an average of 199% of their target amount. Accordingly, the PRP Plan payments represented an average of approximately 65% of annual cash compensation for the Named Officers and 59% of the 2004 annual cash compensation of all executive officers.
   The Company also provides executive officers with selected personal benefits including financial planning assistance, very infrequent personal use of corporate aircraft (for which the executive is required to reimburse the Company based on the Standard Industry Fare Level), security systems for selected executives including the Chief Executive Officer as well as a program under which executives may receive up to two sets of tires per year at Company expense. The Committee does not consider personal benefits to be a material component of executive compensation.
   Long Term Compensation. A significant portion of the total compensation package of each executive officer is contingent upon the performance of Goodyear. Long term performance-based compensation is designed to represent approximately 59% of the total annual compensation of the executive officers if target payouts are achieved. Long term compensation generally includes grants of stock options and performance units under the Company’s 2002 Performance Plan (the “2002 Plan”) as well as grants under the Executive Performance Plan (the “EP Plan”).
   Grants to executive officers under the 2002 Plan and the EP Plan are based on criteria established by the Committee including responsibility level, base salary level, current market practice, officer performance, recent Company performance, and, with respect to the 2002 Plan, the number of shares available under the plan. The Committee makes grants under these plans with the objective of providing a target total compensation opportunity, including salary and target annual bonus, equal to the 50th percentile indicated by the compensation surveys reviewed by the Committee.
   The Committee annually grants stock options to officers and other key employees of Goodyear. The Committee believes that annual grants of stock options provide additional long term incentives to improve future Company performance. All options are granted at a per share exercise price equal to the market value of the Common Stock on the date of grant. On December 9, 2004, stock options in respect of 4,031,135 shares of Common Stock were granted pursuant to the 2002 Plan at an exercise price of $12.54 per share (the fair market value of the Common Stock on that day) to 867 executive officers and key employees, which options expire on December  8, 2014.
   Grants under the EP Plan are intended to replace performance unit grants made under the 2002 Plan. The Committee last granted performance units in October 2003. Grants under the EP Plan have a three year performance period and payment on each unit may range between $0 and $200, depending upon the attainment of the performance criteria and assuming the recipient remains in the continuous employ of the Company through the performance period. In 2004, an aggregate of 326,100 units were granted to executive officers and key employees under the EP Plan. As a result of retention considerations, 172,900 units granted under the EP Plan in 2004 are subject to a guaranteed minimum payout of $25 or $50 per unit. These grants are payable in 2007 based on a performance period ending December 31, 2006. The remaining units granted do not have a guaranteed minimum payout and are payable in 2008 based on a performance period ending December 31, 2007.
Compensation of the Chief Executive Officer
   Mr. Keegan was elected Chief Executive Officer effective as of January 1, 2003 and Chairman of the Board effective as of July 1, 2003. The Committee reviewed Mr. Keegan’s compensation in the same manner as described above for the other executive officers. In light of the overall performance of Goodyear, the Committee increased Mr. Keegan’s monthly salary effective January 1, 2004 to an annual rate of $1,050,000. On December 9, 2004, the Committee further increased Mr. Keegan’s monthly salary effective May 1, 2005 to an annual rate of $1,100,000.
   Pursuant to the Performance Recognition Plan for 2004, the Committee established a target bonus of $1,300,000 for Mr. Keegan, the payout of which was subject to adjustment by the Committee from zero to up to $2,600,000 depending on the extent to which Mr. Keegan achieved the goals assigned to him. For total company participants, including Mr. Keegan, potential payouts under the Plan are calculated based on the attainment of company-wide EBIT and operating cash flow goals. As a result of exceeding the EBIT and operating cash flow targets, 200% of the target bonus for total company participants, including Mr. Keegan, was available for the payment of awards under the Plan. In determining the award to be made to Mr. Keegan, the Committee considered several factors, including the continued strengthening of the operating performance of each of the Company’s businesses, particularly the Company’s North American business as well as the development and strengthening of the Company’s leadership team. As a result, the Committee made an award to Mr. Keegan of $2,600,000 under the Plan in respect of 2004. This award represents 200% of Mr. Keegan’s target bonus for 2004.
   Mr. Keegan was granted stock options based on the same guidelines applied by the Committee in respect of the stock option grants to the other executive officers. On December 2, 2003, he was granted stock options in respect of 200,000 shares of Common Stock in respect of 2004. He was granted stock options in respect of 233,000 shares of Common Stock in respect of 2005 on December 9, 2004.
   On February 2, 2004, Mr. Keegan was granted 40,000 units under the EP Plan for the performance period ending December 31, 2006. Payment on each unit may range between $0 and $200 depending upon the attainment of the performance criteria. Assuming that Mr. Keegan remains an employee of the Company through December 31, 2006, he is guaranteed a minimum payment in 2007 of $25 per unit, or $1,000,000. On December 9, 2004, Mr. Keegan was granted an additional 44,000 units under the EP Plan for the performance period ending December 31, 2007. The units granted on December 9, 2004, do not have a guaranteed minimum payout.
   In February 2004, Mr. Keegan’s employment agreement was supplemented to provide for the payment of severance compensation upon the termination of his employment in certain circumstances. In general, the amount paid would be equal to two times his then current salary and bonus plus the pro-rata portion of his target bonus. However, no payment would be made under the employment agreement if Mr. Keegan is entitled to receive payments under the Goodyear Employee Severance Plan generally applicable to full-time salaried employees of the Company.
Conclusion
   The Committee is satisfied that the executive officer compensation program provides incentives to attain both short and long term performance goals, enhances focus on the Company’s sustained long term growth and financial performance and is strongly aligned with shareholders interests. The Committee also believes that the compensation levels for its executive officers are reasonable in light of the Company’s results and industry practices.
The Compensation Committee
John G. Breen, Chairman

James C. Boland	Gary D. Forsee
William J. Hudson, Jr.

PERFORMANCE GRAPH
    The graph below compares the cumulative total shareholder returns of Goodyear Common Stock, the Standard & Poor’s 500 Composite Stock Index (the “S&P 500”) and the Dow Jones Auto Parts Index (the “Dow Auto Parts”) at each December 31 during the period beginning December 31, 1999 and ending December 31, 2004. The graph assumes the investment of $100 on December 31, 1999 in Goodyear Common Stock, in the S&P 500 and in the Dow Auto Parts. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
Goodyear Common Stock, S&P 500 and Dow Auto Parts

December 31,	1999	2000	2001	2002	2003	2004
GOODYEAR COMMON STOCK	100.00	86.46	93.35	27.67	31.93	59.56
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02
DOW AUTO PARTS	100.00	73.02	95.52	86.13	122.49	129.20

MISCELLANEOUS
SUBMISSION OF SHAREHOLDER PROPOSALS
   If a shareholder desires to have a proposal included in the proxy materials of the Board of Directors for the 2006 annual meeting of shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by Goodyear prior to the close of business on [November 19, 2005]. In addition, if a shareholder intends to present a proposal at Goodyear’s 2006 annual meeting without the inclusion of such proposal in Goodyear’s proxy materials and written notice of such proposal is not received by Goodyear on or before [February 3, 2006], proxies solicited by the Board of Directors for the 2006 annual meeting will confer discretionary authority to vote on such proposal if presented at the meeting. Shareholder proposals should be sent to the executive offices of Goodyear, 1144 East Market Street, Akron, Ohio 44316-0001, Attention: Office of the Secretary. Goodyear reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
SAVINGS PLAN SHARES
   A separate “Confidential Voting Instructions” card is being sent to each employee or former employee participating in Goodyear’s employee savings plans. Shares of Common Stock held in the trust for these plans will be voted by the trustee as instructed by the plan participants. Shares held in the trust for which voting instructions are not received will be voted by the trustee in the same proportion as it votes shares for which voting instructions were received from participants in the applicable savings plan.
INTERNET AND TELEPHONE VOTING
   You may vote your shares using the Internet by accessing the following web site:
   http://www.goodyear.com/investor/events-proxy.html
or by making a toll-free telephone call within the United States of America or Canada using a touch-tone telephone to the following toll-free number:
1-877-779-8683
and, in each case, following the screen or voice instructions. You should have your proxy card available when you call or access the web site.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
   The Securities and Exchange Commission has adopted amendments to its rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. Goodyear may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as “householding”, can result in significant cost savings. In order to take advantage of this opportunity, in the future Goodyear will deliver only one proxy statement and annual report to multiple shareholders who share an address unless Goodyear receives contrary instructions from one or more of the shareholders. Goodyear will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request by contacting ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting Goodyear in the same manner. If you are the beneficial owner, but not the record holder, of Goodyear’s shares and wish to receive only one copy of the Proxy Statement and Annual Report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

10-K REPORT
   Interested shareholders may obtain a copy of Goodyear’s Annual Report on Form 10-K for 2004 to the Securities and Exchange Commission, including all financial statements, schedules and exhibits, without charge by writing to:
       Investor Relations
       The Goodyear Tire & Rubber Company
       1144 East Market Street
       Akron, Ohio 44316-0001
or by a telephone call to: 330-796-3751.
COSTS OF SOLICITATION
   The costs of soliciting proxies will be borne by Goodyear. Goodyear has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to assist in distributing proxy materials and soliciting proxies for an estimated fee of $12,500, plus reimbursement of reasonable out-of-pocket expenses. Georgeson Shareholder Communications Inc. may solicit proxies from shareholders by mail, telephone, telex, telegram or personal call or visit. In addition, officers or other employees of Goodyear may, without additional compensation therefor, solicit proxies in person or by telephone or the Internet.
March      , 2005

By Order of the Board of Directors

C. Thomas Harvie, Secretary

Exhibit A
The Goodyear Tire & Rubber Company
Director Independence Standards
    To be considered independent under the rules of the New York Stock Exchange, Inc. (“NYSE”), the Board must determine that a Director does not have any direct or indirect material relationship with Goodyear, apart from his or her directorship. The Board has established the following guidelines to assist it in determining Director independence.

(1)	A Director will not be independent if, within the preceding three years: (i) the Director was employed by Goodyear; (ii) an immediate family member of the Director was employed by Goodyear as an executive officer; (iii) the Director, or an immediate family member of the Director, received more than $100,000 in direct compensation in any twelve month period from Goodyear, other than director and committee fees and pension or other forms of deferred compensation for prior service; (iv) the Director or an immediate family member of the Director was (but is no longer) a partner or employee of Goodyear’s present or former independent auditor and personally worked on Goodyear’s audit; or (v) a Goodyear executive officer was on the compensation committee of the board of directors of a company that concurrently employed the Goodyear Director or employed an immediate family member of the Director as an officer. Additionally, a Director will not be independent if the Director or an immediate family member is a current partner of Goodyear’s independent auditors, if the Director has an immediate family member who is a current employee of Goodyear’s independent auditors and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practices, or if the Director is a current employee of Goodyear’s independent auditors.

(2)	The following commercial relationships will not be considered to be material relationships that would impair a Director’s independence: if, within the preceding three years, a Goodyear Director was an executive officer or employee, or his or her immediate family member was an executive officer, of another company that made payments to, or received payments from, Goodyear for property or services in an amount which, in any single fiscal year, was less than the greater of $1 million, or two percent of such other company’s consolidated gross revenues.

(3)	If, within the preceding three years, a Goodyear Director served as an executive officer of a charitable organization, and Goodyear’s charitable contributions to the organization, in any single fiscal year, were more than the greater of $1 million, or two percent of such organization’s total annual receipts, then such relationship: (i) will be disclosed in the Company’s proxy statement; and (ii) will be evaluated by the Board of Directors in order to determine whether or not the Director should be considered independent. Such determination will be made by the Directors who satisfy the independence guidelines set forth in (1) and (2) above.
The Board will annually review commercial and charitable relationships of Directors. The criteria described above are not meant to be an exhaustive list of relationships or circumstances that would preclude independence. There may be other relationships or circumstances which, in the Board’s judgment, would not be deemed to be material and the Director will be deemed to be independent if, after taking into account all relevant facts and circumstances, the Board determines that the existence of such relationship or circumstance would not impair the Director’s exercise of independent judgment. The basis for such a determination will be disclosed in the Company’s annual proxy statement.
For the purposes of these independence standards:

“executive officer” means the company president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for the company; and

“immediate family member” means any of the person’s spouse, parents, children, siblings, mothers- and fathers-in law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone who shares the person’s home.

A-1

Exhibit B
The following is the full text of Section 3 of Article I of the Code of Regulations of The Goodyear Tire & Rubber Company (the “Company”) reflecting the amendment described in Item 2 of the Company’s Proxy Statement dated March      , 2005.
      Section 3. Notice of Meetings. Not less than seven or more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place, and purposes of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery, by mail, by overnight delivery service or by any other means of communication authorized by the shareholder to whom notice is given, to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed or sent by overnight delivery service, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company. If sent by any other means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting.

B-1

Exhibit C
The following is the full text of Sections 1 and 2 of Article II of the Code of Regulations of The Goodyear Tire & Rubber Company (the “Company”) reflecting the amendment described in Item 3 of the Company’s Proxy Statement dated March      , 2005.
      Section 1. Number; Authority. The Board of Directors shall be composed of eleven members unless the number of members of the Board of Directors is changed by action of the shareholders taken in accordance with the laws of the State of Ohio, the Articles of Incorporation and these Regulations or by a resolution adopted by the affirmative vote of a majority of the directors then in office. The directors may, from time to time, increase or decrease the number of directors, provided that the directors shall not increase the number of directors to more than fifteen persons or decrease the number of directors to less than nine persons. Any director’s office that is created by an increase in the number of directors pursuant to action taken by the Board of Directors may be filled by the vote of a majority of the directors then in office. No reduction in the number of directors by action taken by the shareholders or the directors shall, of itself, shorten the term or result in the removal of any incumbent director. Except where the law, the Articles of Incorporation or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Company shall be exercised by the directors.
      Section 2. Election of Directors; Term of Office. At each annual meeting of shareholders, or at a special meeting called for the purpose of electing directors, each director shall be elected for a term of one year and shall hold office until the next annual meeting of shareholders following his or her election as a director and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors and the candidates receiving the greatest number of votes shall be elected.

C-1

Exhibit D
2005 Performance Plan
of
The Goodyear Tire & Rubber Company

1.	PURPOSE.
   The purposes of the 2005 Performance Plan of The Goodyear Tire & Rubber Company (the “Plan”) are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees. The Plan authorizes performance based stock and cash incentive compensation in the form of stock options, stock appreciation rights, restricted stock, performance grants and awards, and other stock-based grants and awards.

2.	DEFINITIONS.
   For the purposes of the Plan, the following terms shall have the following meanings:
      (a) “ADJUSTED NET INCOME” means, with respect to any calendar or other fiscal year of the Company, the amount reported as “Net Income” in the audited Consolidated Income Statement of the Company and Subsidiaries for such year (as set forth in the Company’s Annual Report to Shareholders for such year), adjusted to exclude any of the following items: (i) extraordinary items (as described in Accounting Principles Board Opinion No. 30); (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effects of changes in accounting principles; (iv) the writedown of any asset; and (v) charges for restructuring and rationalization programs.
      (b) “ANNUAL NET INCOME PER SHARE” means, with respect to any calendar or other fiscal year of the Company in respect of which a determination thereof is being or to be made, the Adjusted Net Income for such year divided by the average number of shares of Common Stock outstanding during such year.
      (c) “AWARD” means any payment or settlement in respect of a grant made pursuant to the Plan, whether in the form of shares of Common Stock or in cash, or in any combination thereof.
      (d) “BOARD OF DIRECTORS” means the Board of Directors of the Company.
      (e) “CODE” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.
      (f) “COMMITTEE” means the committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.
      (g) “COMMON STOCK” means the common stock, without par value, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.
      (h) “COMMON STOCK EQUIVALENT” means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.
      (i) “COMPANY” means The Goodyear Tire & Rubber Company, an Ohio corporation, or any successor corporation.
      (j) “COVERED EMPLOYEE” means any person who is a “covered employee” within the meaning of Section 162(m) of the Code.
      (k) “CUMULATIVE NET INCOME” means, in respect of any Performance Period, the aggregate cumulative amount of the Adjusted Net Income for the calendar or other fiscal years of the Company during such Performance Period.

      (l) “CUMULATIVE NET INCOME PER SHARE” means, in respect of any Performance Period, the aggregate cumulative amount of the Annual Net Income Per Share for the calendar or other fiscal years of the Company during such Performance Period.
      (m) “DIVIDEND EQUIVALENT” means, in respect of a Common Stock Equivalent and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date.
      (n) “EMPLOYEE” means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.
      (o) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.
      (p) “FAIR MARKET VALUE” means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the Common Stock reported on the New York Stock Exchange Composite Transactions tape on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which sales of shares of the Common Stock were reported on the New York Stock Exchange Composite Transactions tape.
      (q) “INCENTIVE STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422(b) of the Code.
      (r) “NON-QUALIFIED STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.
      (s) “PARTICIPANT” means any Employee of the Company or a Subsidiary who receives a grant or Award under the Plan.
      (t) “PERFORMANCE GRANT” means a grant made pursuant to Section 9 of the Plan, the Award of which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.
      (u) “PERFORMANCE GOALS” mean, with respect to any applicable grant made pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.
      (v) “PERFORMANCE MEASURE” means, with respect to any applicable grant made pursuant to the Plan, one or more of the criteria identified at Section 9(c) of the Plan selected by the Committee for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such grant, as provided in the related grant agreement.
      (w) “PERFORMANCE PERIOD” means, with respect to any applicable grant made pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of an Award pursuant to such grant.
      (x) “PLAN” means this 2005 Performance Plan of the Company, as set forth herein and as hereafter amended from time to time in accordance with the terms hereof.
      (y) “RESTRICTED STOCK” means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 8 of the Plan so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.
      (z) “RESTRICTED STOCK GRANT” means a grant made pursuant to the provisions of Section 8 of the Plan.
      (aa) “STOCK APPRECIATION RIGHT” means a grant in the form of a right to benefit from the appreciation of the Common Stock made pursuant to Section 7 of the Plan.
      (bb) “STOCK OPTION” means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

      (cc) “SUBSIDIARY” means any corporation or entity in which the Company directly or indirectly owns or controls 50% or more of the equity securities issued by such corporation or entity having the power to vote for the election of directors.
      (dd) “UNIT” means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3.	EFFECTIVE DATE; TERM.
      (a) EFFECTIVE DATE. The Plan shall be effective on April 26, 2005, upon approval by the shareholders of the Company at the 2005 annual meeting of shareholders or any adjournments thereof.
      (b) TERM. The Plan shall remain in effect until April 26, 2008, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect grants and Awards then outstanding.

4.	SHARES OF COMMON STOCK SUBJECT TO PLAN.
      (a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be twelve million, plus any shares of Common Stock issued under the Plan that are forfeited back to the Company or are canceled. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Awards of fractional shares of the Common Stock, if any, shall be settled in cash.
      (b) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of any change in the capital structure, capitalization or Common Stock of the Company such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the maximum number of shares of Common Stock which may be (1) issued pursuant to the Plan, (2) the subject of any type of grant or Award under the Plan, and (3) granted, awarded or issued to any Participant pursuant to any provision of the Plan; (ii) the number of shares of Common Stock subject to any outstanding Stock Option, Stock Appreciation Right or other grant or Award made to any Participant under the Plan; (iii) the per share exercise price in respect of any outstanding Stock Options and Stock Appreciation Rights; (iv) the number of shares of Common Stock and the number of Units or the value of such Units, as the case may be, which are the subject of other grants and Awards then outstanding under the Plan; and (v) any other term or condition of any grant affected by any such change.

5.	ADMINISTRATION.
      (a) THE COMMITTEE. The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and comprised of not less than three of the then members of the Board of Directors who qualify as “non-employee directors” within the meaning of Rule 16(b)-3 promulgated under the Exchange Act and as “outside directors” within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Company shall make grants and effect Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.
      (b) COMMITTEE POWERS. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees of the Company and Subsidiaries; (ii) establish the types of, and the terms and conditions of, all grants and Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any grant or Award; (vi) prescribe the form or forms of grant agreements and other instruments evidencing grants and Awards under the Plan; (vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (xii) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xiii) engage the services of persons and firms, including banks, consultants and insurance companies, in furtherance of the Plan’s activities; and (xiv) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan.
      (c) COMMITTEE’S DECISIONS FINAL. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.
      (d) ADMINISTRATIVE ACCOUNTS. For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 15(d) of the Plan.
      (e) CERTIFICATIONS. In respect of each grant under the Plan to a Covered Employee which the Committee intends to be “performance based compensation” under Section 162(m) of the Code, the provisions of the Plan and the related grant agreement shall be construed to confirm such intent, and to conform to the requirements of Section 162(m) of the Code, and the Committee shall certify in writing (which writing may include approved minutes of a meeting of the Committee) that the applicable Performance Goal(s), determined using the Performance Measure specified in the related grant agreement, was attained during the relevant Performance Period at a level that equaled or exceeded the level required for the payment of such Award in the amount proposed to be paid and that such Award does not exceed any applicable Plan limitation.

6.	STOCK OPTIONS.
      (a) IN GENERAL. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall determine. Stock Options may be granted in addition to, or in tandem with or independent of, Stock Appreciation Rights or other grants and Awards under the Plan. The Committee may grant Stock Options that provide for the automatic grant of a replacement Stock Option if payment of the exercise price and/or any related withholding taxes is made by tendering (whether by physical delivery or by attestation) shares of Common Stock or by having shares of Common Stock withheld by the Company. The replacement Stock Option would cover the number of shares of Common Stock tendered or withheld, would have a per share exercise price equal to at least 100% of the Fair Market Value of a share of Common Stock on the date of the exercise of the original Stock Option, and would have such other terms and conditions as may be specified by the Committee and set forth in the related grant agreement.
      (b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other employee of the Company or a Subsidiary may be granted Stock Options. The Committee shall determine, in its discretion, the Employees to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted; provided, that (i) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Non-Qualified Stock Options granted under the Plan shall be ten million, (ii) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Incentive Stock Options shall be five million, (iii) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any Employee during any calendar year shall be 500,000, and (iv) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, if authorized by the Committee and provided for in the related grant agreement, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation may be converted into and exercised as a Non-Qualified Stock Option. In no event shall any Stock Option or Stock Appreciation Right be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Options or Stock Appreciation Rights then held by such Participant if the exercise price of the new grant is lower than the exercise price of the grant to be cancelled and in no event shall any Stock Option or Stock Appreciation Right be amended to reduce the option price, except as contemplated by Section 4(b) of the Plan.
      (c) OPTION EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.
      (d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee; except that in no event shall the term of any Stock Option exceed ten years after the date such Stock Option is granted.
      (e) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant; provided, however, that no Stock Option shall be exercisable during the first six months after the date such Stock Option is granted. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee and has been continuously an Employee since the date such Stock Option was granted, except that the Committee may permit the exercise of any Stock Option for any period following the Participant’s termination of employment not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specify in the related grant agreement.
      (f) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Common Stock already owned by the Participant valued at the Fair Market Value of the Common Stock on the date of exercise. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee and to use the proceeds from such sale to pay the exercise price and withholding taxes.

7.	STOCK APPRECIATION RIGHTS.
      (a) IN GENERAL. Stock Appreciation Rights in respect of shares of Common Stock may be granted under the Plan alone, in tandem with, in addition to or independent of a Stock Option or other grant or Award under the Plan. A Stock Appreciation Right entitles a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other higher price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.
      (b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other Employee of the Company or a Subsidiary selected by the Committee may be granted Stock Appreciation Rights. The Committee shall determine, in its discretion, the Employees to whom Stock Appreciation Rights will be granted, the timing of such grants and the number of shares of Common Stock in respect of which each Stock Appreciation Right is granted; provided that (i) the maximum aggregate number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted shall be 2.5 million, (ii) the maximum aggregate number of shares of Common Stock which may be issued and delivered in payment or settlement of Stock Appreciation Rights shall be two million, and (iii) the maximum number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted to any Employee during any calendar year shall be 100,000.

      (c) EXERCISABILITY; EXERCISE; FORM OF PAYMENT. A Stock Appreciation Right may be exercised by a Participant at such time or times and in such manner as shall be authorized by the Committee and set forth in the related grant agreement, except that in no event shall a Stock Appreciation Right be exercisable within the first six months after the date of grant. The Committee may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. No Stock Appreciation Right may be exercised unless the holder thereof is at the time of exercise an Employee and has been continuously an Employee since the date the Stock Appreciation Right was granted, except that the Committee may permit the exercise of any Stock Appreciation Right for any period following the Participant’s termination of employment not in excess of the original term of the Stock Appreciation Right on such terms and conditions as it shall deem appropriate and specify in the related grant agreement. A Stock Appreciation Right may be exercised, in whole or in part, by giving the Company a written notice specifying the number of shares of Common Stock in respect of which the Stock Appreciation Right is to be exercised. Stock Appreciation Rights may be paid upon exercise in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock as determined by the Committee.

8.	RESTRICTED STOCK GRANTS AND AWARDS.
      (a) IN GENERAL. A Restricted Stock Grant is the issue of shares of Common Stock in the name of an Employee, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Employee forfeit such shares back to the Company (i) upon termination of employment for specified reasons within a specified period of time, or (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.
      (b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other key Employee of the Company or a Subsidiary selected by the Committee may receive a Restricted Stock Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant shall be made, the Employee to receive the Restricted Stock Grant, and the conditions and restrictions imposed on the Restricted Stock Grant. The maximum number of shares of Common Stock which may be issued as Restricted Stock under the Plan shall be 500,000. The maximum number of shares of Common Stock which may be issued to any Employee as Restricted Stock during any calendar year shall not exceed 100,000. The maximum amount any Employee may receive as a Restricted Stock Grant in any calendar year shall not exceed $8 million, determined using the Fair Market Value of such Restricted Stock Grant as at the date of the grant thereof.
      (c) RESTRICTION PERIOD. Restricted Stock Grants shall provide that in order for a Participant to receive shares of Common Stock free of restrictions, the Participant must remain in the employment of the Company or its Subsidiaries, subject to such exceptions as the Committee may deem appropriate and specify in the related grant agreement, for a period of not less than three years commencing on the date of the grant and ending on such later date or dates as the Committee may designate at the time of the grant (the “Restriction Period”). The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions.
      (d) RESTRICTIONS. The following restrictions and conditions shall apply to each Restricted Stock Grant during the Restriction Period: (i) the Participant shall not be entitled to delivery of the shares of the Common Stock; (ii) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock subject to the Restricted Stock Grant; and (iii) the shares of the Common Stock issued as Restricted Stock shall be forfeited to the Company if the Participant for any reason ceases to be an Employee prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee. The Committee may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate.
      (e) PAYMENT. Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares of the Restricted Stock will be made available to the Participant, subject to satisfaction of applicable withholding tax requirements, free of all restrictions; provided, that the Committee may, in its discretion, require (i) the further deferral of any Restricted Stock Grant beyond the initially specified Restriction Period, (ii) that the Restricted Stock be retained by the Company, and (iii) that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock.

      (f) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and receive any cash dividends paid thereon. Stock dividends distributed with respect to shares of Restricted Stock shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the restrictions and other terms and conditions set forth therein.

9.	PERFORMANCE GRANTS AND AWARDS.
      (a) ELIGIBILITY AND TERMS. The Committee may grant to officers of the Company and other key Employees of the Company and its Subsidiaries the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee (“Performance Grants”), based upon Company performance over a specified Performance Period. The Committee shall, in its sole discretion, determine the officers of the Company and other key Employees eligible to receive Performance Grants. At the time each Performance Grant is made, the Committee shall establish the Performance Period, the Performance Measure and the targets to be attained relative to such Performance Measure (the “Performance Goals”) in respect of such Performance Grant. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a “Performance Award”).
      (b) LIMITATIONS ON GRANTS AND AWARDS. The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants shall be 3.75 million. The maximum number of shares which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any calendar year shall be 200,000. The maximum amount any Participant may receive during any calendar year as Performance Awards pursuant to Performance Grants shall not exceed $10 million, determined using the Fair Market Value of such Performance Awards as at the last day of the applicable Performance Period or Periods or as at date or dates of the payment thereof, whichever is higher.
      (c) PERFORMANCE GOALS, PERFORMANCE MEASURES AND PERFORMANCE PERIODS. Each Performance Grant shall provide that, in order for a Participant to receive an Award of all or a portion of the Units subject to such Performance Grant, the Company must achieve certain Performance Goals over a designated Performance Period having a minimum duration of one year, with attainment of the Performance Goals determined using a specific Performance Measure. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish a Performance Measure for each Performance Period for determining the portion of the Performance Grant which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. In setting Performance Goals, the Committee may use a Performance Measure based on any one, or on any combination, of the following Company performance factors as the Committee deems appropriate: (i) Cumulative Net Income Per Share; (ii) Cumulative Net Income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense); (x) operating income before depreciation and amortization; and (xi) return on invested capital. Performance Goals may include minimum, maximum and target levels of performance, with the size of Performance Award based on the level attained. Once established by the Committee and specified in the grant agreement, and if and to the extent provided in or required by the grant agreement, the Performance Goals and the Performance Measure in respect of any Performance Grant (or any Restricted Stock Grant or Stock-Based Grant that requires the attainment of Performance Goals as a condition to the Award) shall not be changed. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Performance Award (or Restricted Stock or Stock-Based Award) that otherwise would be payable to a Participant upon attainment of the Performance Goal(s).
      (d) FORM OF GRANTS. Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to, in tandem with, or independent of other grants and Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measure(s) applicable to a Performance Grant shall be set forth in the relevant grant agreement.

      (e) PAYMENT OF AWARDS. Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

10.	OTHER STOCK-BASED GRANTS AND AWARDS.
      (a) IN GENERAL. The Committee may make other grants and Awards pursuant to which Common Stock is, or in the future may be, acquired by Participants, and other grants and Awards to Participants denominated in Common Stock Equivalents or other Units (“Stock-Based Grants”). Such Stock-Based Grants may be granted alone or in addition to, in tandem with, or independent of any other grant made or Award effected under the Plan.
      (b) ELIGIBILITY AND TERMS. The Committee may make Stock-Based Grants to officers of the Company and other key Employees of the Company and its Subsidiaries. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom, and the time or times at which, Stock-Based Grants will be made, the number of shares of Common Stock, if any, to be subject to or covered by each Stock-Based Grant, and any and all other terms and conditions of each Stock-Based Grant.
      (c) LIMITATIONS. The aggregate number of shares of Common Stock issued to Participants pursuant to Stock-Based Grants made and Awards effected pursuant to this Section 10 shall not exceed 500,000. No Participant shall receive more than 50,000 shares of Common Stock in settlement of Stock-Based Awards during any calendar year. The maximum amount any Participant may receive in Stock-Based Awards during any calendar year shall not exceed $4 million, determined using the Fair Market Value of any shares of Common Stock delivered in payment of the Stock-Based Awards on the date or dates of the payment thereof.
      (d) FORM OF GRANTS; PAYMENT OF AWARDS. Stock-Based Grants may be made in such form or forms and on such terms and conditions, including the attainment of specific Performance Goals, as the Committee, in its discretion, shall approve. Payment of Stock-Based Awards may be made in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, and at such time or times, as the Committee shall determine.

11.	DEFERRALS.
      The Committee may, whether at the time of grant or at anytime thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect of deferred amounts credited in Common Stock Equivalents. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee.

12.	NON-TRANSFERABILITY OF GRANTS AND AWARDS.
      No grant or Award under the Plan, and no right or interest therein, shall be (i) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and Stock Appreciation Rights or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and Stock Appreciation Rights granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Non-Qualified Stock Option or Stock Appreciation Right, as the case may be, granted to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular grant or Award pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Stock Option or Stock Appreciation Right which becomes the subject of permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Stock Option or Stock Appreciation Right. In no event shall any permitted transfer of a Stock Option or Stock Appreciation Right create any right in any party in respect of any Stock Option, Stock Appreciation Right or other grant or Award, other than the rights of the qualified transferee in respect of such Stock Option or Stock Appreciation Right specified in the related grant agreement.

13.	CHANGE IN CONTROL.
      (a) EFFECT ON GRANTS. In the event of a Change in Control (as defined below) of the Company, except as the Board of Directors comprised of a majority of Independent Directors may expressly provide otherwise, and notwithstanding any other provision of the Plan to the contrary: (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Grants and Stock-Based Grants shall be deemed to have been fully earned, at the maximum amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.
      (b) CHANGE IN CONTROL DEFINED. A “Change in Control” of the Company shall occur when: (i) any Person (or group of Persons acting together or in concert) becomes the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s securities (including its Common Stock and any other voting securities) then outstanding; or (ii) the shareholders of the Company approve a definitive agreement for a merger involving the Company and/or any of its direct or indirect subsidiaries which would result in the Common Stock outstanding immediately prior to such merger continuing to represent less than fifty percent of the voting power of the Company outstanding immediately after such merger, or approve a merger, consolidation or other similar transaction which would result in the Common Stock then outstanding being converted into or exchanged for the securities of any other entity; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iv) the Independent Directors no longer constitute a majority of the Board of Directors. “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act. “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act. “Independent Director” means any individual who is a member of the Board of Directors on the date the Plan becomes effective and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation relating to the election of directors of the Company, or a director who is a Person, or represents a Person or Group of Persons acting together, who is, or who publicly announces the intention to become, the Beneficial Owner, directly or indirectly, of 20% or more of the voting power of the Company’s outstanding voting securities) whose election to the Board of Directors, or nomination for election to the Board of Directors by the Company’s shareholders, was approved or recommended by the affirmative vote of a majority of the directors then in office who either (i) were directors on the date the Plan becomes effective or (ii) were elected or nominated for election as a director by a Board of Directors comprised of a majority of directors in office on the date this Plan becomes effective and/or their successors whose election, or nomination for election by the Company’s shareholders, was previously so approved or recommended by a Board of Directors comprised of a majority of Independent Directors. “Persons” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company and its Affiliates, (ii) the trustee or other fiduciary holding securities under an employee benefit plan sponsored by the Company or any of its subsidiaries, or (iii) underwriters temporarily holding securities pursuant to an offering of such securities by the Company.

14.	AMENDMENT AND TERMINATION.
      The Board of Directors may terminate the Plan at any time, except with respect to grants then outstanding. The Board of Directors may amend the Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate without approval of the shareholders, unless such approval is necessary in order to comply with applicable laws, including the Exchange Act and the Code. In no event may the Board of Directors amend the Plan without the approval of the shareholders to (i) increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan, (ii) increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued, or the aggregate value of Awards which may be made, in respect of any type of grant to all Participants during the term of the Plan or to any Participant during any specified period, (iii) reduce the minimum exercise price for Stock Options and Stock Appreciation Rights, or (iv) change the Performance Measure criteria identified at Section 9(c) of the Plan.

15.	MISCELLANEOUS.
      (a) WITHHOLDING TAXES. All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, such shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or shares of Common Stock) under the Plan.
      (b) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the making of any grant or Award shall confer upon any Employee any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time, with or without cause.
      (c) UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
      (d) PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.
      (e) ENGAGING IN COMPETITION WITH COMPANY. In the event a Participant terminates his or her employment with the Company or a Subsidiary for any reason whatsoever, and within eighteen (18) months after the date thereof accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Participant to return, or (if not received) to forfeit, to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant (i) at any time after the date which is six months prior to the date of such Participant’s termination of employment with the Company or (ii) during such other period as the Committee may determine. The provisions of this Section 15(e) shall cease to have any force or effect whatsoever immediately upon the occurrence of any Change in Control described at Section 13 hereof.
      (f) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Subsidiary, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to Employees. Payments and benefits provided to any Employee under any other plan, including, without limitation, any stock option, stock award, restricted stock, deferred compensation, savings, retirement or other benefit plan or arrangement, shall be governed solely by the terms of such other plan.
      (g) SECURITIES LAW RESTRICTIONS. In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable Federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Stock is listed.
      (h) GRANT AGREEMENTS. Each Participant receiving a grant under the Plan shall enter into a grant agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the grant and such related matters as the Committee shall, in its sole discretion, determine.
      (i) SEVERABILITY. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.
      (j) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

700-862-928-70500

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8020
EDISON, NJ 08818-8020

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time prior to                     , 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time prior to                     , 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,
please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GDYR01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY

The Board of Directors Recommends a Vote FOR Election of All Nominees and FOR Items 2, 4, 5, AGAINST Item 6 and makes no recommendation on Item 3.

Vote on Directors

ITEM 1.	Election of Directors

NOMINEES:	Class I Directors — Each to serve a 3 year term
01) Gary D. Forsee, 02) Denise M. Morrison,
03) Thomas H. Weidemeyer
Class III Directors —To serve remaining year of 3 year term
04) John G. Breen, 05) William J. Hudson, Jr.

Vote on Proposals		For	Against	Abstain

ITEM 2.	Proposal to amend Goodyear’s Code of Regulations to permit Goodyear to notify shareholders of meetings by electronic or other means authorized by the shareholder.	☐	☐	☐

ITEM 3.	Proposal to amend Goodyear’s Code of Regulations to provide for the annual election of Directors.	☐	☐	☐

Please sign name exactly as it appears above. Each joint owner should sign. Please indicate title if you are signing as executor, administrator, trustee, custodian, guardian or corporate officer.

		YES	NO

Please indicate if you plan to attend this meeting		☐	☐

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

☐	☐	☐

			For	Against	Abstain

ITEM 4.	Proposal to approve the adoption of the Goodyear 2005 Performance Plan.		☐	☐	☐

ITEM 5.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Accountants.		☐	☐	☐

ITEM 6.	Shareholder Proposal — re: Executive Compensation.		☐	☐	☐

The undersigned hereby acknowledges receipt of Notice of 2005 Annual Meeting of Shareholders and Proxy Statement.

Signature (Joint Owners) Date

Annual Meeting Of Shareholders

The Goodyear Tire & Rubber Company

April 26, 2005
9:00 A.M.

Office Of The Company
Goodyear Theater
1201 East Market Street
Akron, Ohio

PLEASE VOTE — YOUR VOTE IS IMPORTANT

THE GOODYEAR TIRE & RUBBER COMPANY

PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby appoints JAMES C. BOLAND, ROBERT J. KEEGAN and STEVEN A. MINTER and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at its offices in Akron, Ohio, on Tuesday, April 26, 2005, at 9:00 A.M., Akron time, and at any and all adjournments thereof; with the power to vote said shares for the election of five Directors of the Company (with discretionary authority to cumulate votes), upon the other matters listed on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.

If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors (with discretionary authority to cumulate votes), FOR Items 2, 4 and 5, AGAINST the proposal listed as Item 6 and no vote will be cast on Item 3.

If you plan to attend the 2005 ANNUAL MEETING, please mark the box indicated on the reverse side.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8020
EDISON, NJ 08818-8020

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time prior to                     , 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time prior to                     , 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,
please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GDYR03	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE GOODYEAR TIRE & RUBBER COMPANY
The Board of Directors Recommends a Vote FOR Election of All Nominees and FOR Items 2, 4, 5, AGAINST Item 6 and makes no recommendation on Item 3.

Vote on Directors

ITEM 1.	Election of Directors

NOMINEES:	Class I Directors — Each to serve a 3 year term
01) Gary D. Forsee, 02) Denise M. Morrison,
03) Thomas H. Weidemeyer
Class III Directors —To serve remaining year of 3 year term 04) John G. Breen, 05) William J. Hudson, Jr.

Vote on Proposals		For	Against	Abstain

ITEM 2.	Proposal to amend Goodyear’s Code of Regulations to permit Goodyear to notify shareholders of meetings by electronic or other means authorized by the shareholder.	☐	☐	☐

ITEM 3.	Proposal to amend Goodyear’s Code of Regulations to provide for the annual election of Directors.	☐	☐	☐

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

☐	☐	☐

			For	Against	Abstain

ITEM 4.	Proposal to approve the adoption of the Goodyear 2005 Performance Plan.		☐	☐	☐

ITEM 5.	Ratification of appointment of PricewaterhouseCoopers LLP as Independent Accountants.		☐	☐	☐

ITEM 6.	Shareholder Proposal — re: Executive Compensation.		☐	☐	☐

Authorization: I acknowledge receipt of the Notice of 2005 Annual Meeting and Proxy Statement. I hereby instruct the trustee to vote by proxy, in the form solicited by the Board of Directors, the number of full shares in this Plan account(s) as specified above, or, if not specified above, as recommended by the Board of Directors.

	YES	NO

Please indicate if you plan to attend this meeting	☐	☐

Signature (Joint Owners) Date

Annual Meeting Of Shareholders

The Goodyear Tire & Rubber Company

April 26, 2005
9:00 A.M.

Office Of The Company
Goodyear Theater
1201 East Market Street
Akron, Ohio

PLEASE VOTE — YOUR VOTE IS IMPORTANT

CONFIDENTIAL VOTING INSTRUCTIONS 2005 ANNUAL MEETING OF SHAREHOLDERS
THE GOODYEAR TIRE & RUBBER COMPANY EMPLOYEE SAVINGS AND OTHER PLANS
Solicited on Behalf of the Board of Directors
April 26, 2005

The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Tuesday, April 26, 2005, are delivered herewith.

Under each employee savings or similar plan in which you participate, you have the right to give written instructions to the trustee for such plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such plan on March 4, 2005.

Each savings plan provides that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If you wish to have the shares allocated to this account under the plan as well as a portion of any shares for which no timely voting instructions are received from other participants voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet.

I hereby instruct the trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to this account under each plan at March 4, 2005 at the Annual Meeting of Shareholders to be held on April 26, 2005 and at any adjournment thereof as indicated on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof.

Unless otherwise specified on the reverse side, if you give your instructions by signing and returning this card, or by telephone or via the Internet, the Trustee will vote FOR the election of Directors (with discretionary authority to cumulate votes), FOR Items 2, 4 and 5, AGAINST the proposal listed as Item 6 and no vote will be cast on Item 3.

If you plan to attend the 2005 ANNUAL MEETING, please mark the box indicated on the reverse side.

THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.